(Exhibit 99.1)

                                                                 EXECUTION COPY
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                          AGREEMENT AND PLAN OF MERGER

                                      DATED

                              AS OF APRIL 18, 2000









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                                TABLE OF CONTENTS

                                                                           Page

Article  1.   Definitions.................................................... 1
                   1.01  Certain Definitions................................. 1
                   1.02  Rules of Construction...............................13

Article  2.   The Merger.....................................................14
                   2.01  The Merger..........................................14
                   2.02  Common Stock Consideration..........................14
                   2.03  Adjustments to Prevent Dilution.....................14
                   2.04  Directors of Surviving Corporation..................15
                   2.05  Officers of Surviving Corporation...................15
                   2.06  Surrender and Payment...............................15
                   2.07  New Name............................................15
                   2.08  Charter of Surviving Corporation....................15
                   2.09  By-laws of Surviving Corporation....................15
                   2.10  Adjustments.........................................15
                   2.11  Post-Closing Adjustment.............................16
                   2.12  Sales and Transfer Taxes............................18

Article  3.   Representations and Warranties of the Cablevision Entities.....18
                   3.01  Organization and Authority of the Cablevision
                         Entities............................................18
                   3.02  Legal Capacity; Approvals and Consents..............19
                   3.03  Financial Statements................................20
                   3.04  Changes in Operation................................20
                   3.05  Tax Matters.........................................20
                   3.06  Cablevision Assets..................................22
                   3.07  CATV Business.......................................24
                   3.08  Labor Contracts and Actions.........................27
                   3.09  Employee Benefit Plans..............................27
                   3.10  Contracts...........................................28
                   3.11  Legal and Governmental Proceedings and Judgments....28
                   3.12  Finders and Brokers.................................28
                   3.13  Securities Law Matters..............................28
                   3.14  No Vote Required....................................29

Article  4.   Representations and Warranties of AT&T.........................29
                   4.01  Organization and Authority of AT&T Entities.........29
                   4.02  Legal Capacity:  Approvals and Consents.............29
                   4.03  Legal and Governmental Proceedings and Judgments....30
                   4.04  Finders and Brokers.................................30
                   4.05  AT&T Consents.......................................30
                   4.06  Obtaining Consents..................................30
                   4.07  AT&T Stock..........................................31


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                                                                           Page

                   4.08  SEC Filings.........................................31
                   4.09  Financial Statements................................32
                   4.10  Absence of Certain Changes..........................32
                   4.11  No Vote Required....................................32
                   4.12  Private Offering....................................32
                   4.13  Ownership of Merger Sub; No Prior Activities........32
                   4.14  Tax Matters.........................................32

Article  5.   Covenants Pending Closing......................................32
                   5.01  Business of Cablevision Entities....................32
                   5.02  Business of AT&T Entities...........................35
                   5.03  Access to Information...............................35
                   5.04  Covenants of AT&T...................................36
                   5.05  Certificate of Merger...............................37
                   5.06  Excluded Assets and Excluded Liabilities............37
                   5.07  Upgrade Remedies....................................37
                   5.08  Holdings Note.......................................37

Article  6.   Deliveries at Closing..........................................37
                   6.01  Deliveries by Holdings..............................37
                   6.02  Deliveries by AT&T..................................38

Article  7.   Conditions to the Obligations of the AT&T Entities.............38
                   7.01  Waiting Period; Receipt of Consents.................38
                   7.02  Authority...........................................39
                   7.03  Performance.........................................39
                   7.04  Absence of Breach of Warranties and
                         Representations.....................................39
                   7.05  No Cablevision Material Adverse Change..............39
                   7.06  Absence of Proceedings..............................39
                   7.07  FIRPTA Certificate..................................39
                   7.08  MediaOne Closing....................................39

Article  8.   Conditions to the Obligations of the Cablevision Entities......40
                   8.01  Waiting Period; Receipt of Consents.................40
                   8.02  Authority...........................................40
                   8.03  Performance.........................................40
                   8.04  Absence of Breach of Representations and
                         Warranties..........................................40
                   8.05  Absence of Proceedings..............................41
                   8.06  No AT&T Material Adverse Change.....................41

Article  9.   Covenants......................................................41
                   9.01  Compliance with Conditions..........................41
                   9.02  Compliance with HSR Act and Rules...................41


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                                                                           Page

                   9.03  Applications for Assignment of Contracts or
                         CATV Instruments....................................42
                   9.04  Records, Taxes and Related Matters..................42
                   9.05  Subscriber Billing Services.........................43
                   9.06  Covenant Not to Compete.............................43
                   9.07  Remaining Franchises................................44
                   9.08  Tax Matters.........................................44
                   9.09  Allocation of Tax Liabilities and Tax
                         Indemnification.....................................44

Article  10.  Survival of Representations, Warranties, Covenants and Other
              Agreements; Indemnification....................................49
                   10.01 Survival of Representations, Warranties, Covenants
                         and Other Agreements................................49
                   10.02 Indemnification by Holdings.........................50
                   10.03 Indemnification by AT&T. ...........................51
                   10.04 Third-Party Claims..................................53

Article  11.  Further Assurances.............................................53

Article  12.  Closing........................................................53
                   12.01 Closing.............................................53
                   12.02 Termination.........................................54
                   12.03 Remedies Upon Default...............................54

Article  13.  Miscellaneous..................................................54
                   13.01 Amendments; Waivers.................................54
                   13.02 Entire Agreement....................................54
                   13.03 Cablevision Name....................................55
                   13.04 Binding Effect; Assignment..........................55
                   13.05 Construction; Counterparts..........................55
                   13.06 Notices.............................................55
                   13.07 Expenses of the Parties.............................57
                   13.08 Non-Recourse........................................57
                   13.09 Third Party Beneficiary.............................57
                   13.10 Governing Law.......................................57
                   13.11 Press Releases......................................57
                   13.12 Severability........................................57
                   13.13 Late Payments.......................................57


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EXHIBIT A     -    CATV Systems

EXHIBIT B     -    [Intentionally Omitted]

EXHIBIT C     -    Registration Rights Agreement

EXHIBIT D     -    Form of Opinion of Cablevision's Counsel

EXHIBIT E     -    Form of Opinion of AT&T's Counsel

EXHIBIT F     -    Form of Evidence of Transfer or Termination of Excluded
                   Assets and Excluded Liabilities

EXHIBIT G     -    Holdings Note


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                        CABLEVISION'S DISCLOSURE SCHEDULE

Schedule 1.01(a)     -    CATV Licenses/Franchises

Schedule 1.01(b)     -    Excluded Assets

Schedule 1.01(c)     -    Excluded Liabilities

Schedule 1.01(d)     -    Permitted Encumbrances

Schedule 1.01(e)     -    2000 Target Upgrade Miles and MDUs

Schedule 1.01(f)     -    Upgrade Specifications

Schedule 3.01(b)     -    Capitalization of CSC MA

Schedule 3.02        -    Consents and Approvals

Schedule 3.03        -    Liabilities and Obligations Not Reflected in Interim
                          Financial Statements

Schedule 3.04        -    Changes in Operation

Schedule 3.05(a)     -    Tax Notices and Assessments

Schedule 3.05(c)     -    Agreements and Waivers Extending the Statutory Period
                          of Limitation for any Tax Returns

Schedule 3.05(d)     -    Arrangements or Contracts Treated as a Tax Partnership

Schedule 3.05(e)     -    Material Tax Elections

Schedule 3.06(b)     -    Real Property

Schedule 3.06(d)     -    Environmental Matters

Schedule 3.07(c)     -    Material Contracts

Schedule 3.07(d)     -    Notices of Claims or Purported Defaults in CATV
                          Instruments

Schedule 3.07(e)     -    Compliance with Communications Act and Documents not
                          filed with the FCC

Schedule 3.07(f)     -    Compliance with Copyright Act


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Schedule 3.07(g)        -     Rate Complaints and Appeals of Rate Orders and
                              Rate Complaints

Schedule 3.07(h)        -     Section 626(c)(1) of Communications Act

Schedule 3.07(j)        -     Head-ends

Schedule 3.07(k)        -     Overbuilds

Schedule 3.07(1)        -     Condition of Tangible Personal Property

Schedule 3.09           -     Employee Benefit Plans

Schedule 3.10           -     Contracts in Default

Schedule 3.11           -     Legal Proceedings and Judgments

Schedule 5.01(h)(iii)   -     Rate Decreases



                                      OTHER

Schedule 1.01(g)        -     Engineering Firm List

Schedule 7.07           -     FIRPTA Certificate


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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of April 18, 2000, by and among CSC Holdings, Inc., a Delaware corporation ("Holdings"), Cablevision of Massachusetts, Inc., a Delaware corporation ("CSC MA" and, together with Holdings, the "Cablevision Entities"), and AT&T Corp., a New York corporation ("AT&T"), and AT&T CSC, Inc., a Delaware corporation ("Merger Sub" and, together with AT&T, the "AT&T Entities").

                                 R E C I T A L S

         WHEREAS, CSC MA is a direct wholly owned subsidiary of Holdings and owns and operates cable television systems serving the communities described in Exhibit A (the "CATV Systems").

         WHEREAS, the respective boards of directors of Holdings, CSC MA, AT&T and Merger Sub have approved, and deem it advisable and in the best interests of their respective shareholders to consummate the merger of Merger Sub with and into CSC MA (the "Merger") on the terms and conditions set forth herein.

         WHEREAS, it is intended that, for federal income tax purposes, the Merger on the terms contemplated by this Agreement, qualify as a "reorganization" under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows, each intending to be legally bound as and to the extent herein provided.

1.   DEFINITIONS.

         1.01 Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

         Actual Upgrade Capital Expenditures means actual capital expenditures made by CSC MA with respect to the CATV Systems in accordance with the Upgrade Specifications, for (a) coax feeder cable, (b) external drop cable, (c) MDU wiring, (d) active and passive field electronics and (e) construction of fiber overlay and nodes, in each case, made during 2000, but only through the earlier of December 31, 2000 and the Closing Date, and as would be reflected as additions to fixed assets on the financial statements of the CATV System in accordance with GAAP.

         Adjusted Aerial Average Cost Per Mile has the meaning set forth in
Section 2.11(d).


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         Adjusted MDU Average Cost Per Unit has the meaning set forth in Section
2.11(d).

         Adjusted Underground Average Cost Per Mile has the meaning set forth in
Section 2.11(d).

         Aerial Average Cost Per Mile equals the quotient of Actual Upgrade Capital Expenditures made on actual aerial plant miles upgraded in the CATV System during 2000 divided by the number of actual aerial plant miles rebuilt in the CATV System during 2000, in each case, through the earlier of December 31, 2000 and the Closing Date and in accordance with the Upgrade Specifications.

         Aerial Mileage Shortfall means the amount, if any, by which the number of actual aerial plant miles upgraded in the CATV System during 2000 in accordance with the Upgrade Specifications is less than the number of aerial plant miles planned to be upgraded in the CATV System during 2000, as shown in
Schedule 1.01(e) of Cablevision's Disclosure Schedule and, in each case, through the earlier of December 31, 2000 and the Closing Date.

         Affiliate means, as to any Person, any other Person which, directly or indirectly, controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, controlling," "controlled by" and "under common control with") will mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through the ownership of securities, or partnership or other ownership interest, by contract or otherwise).

         Agreement means this Agreement and the Exhibits and Schedules attached hereto.

         Asserted Claim has the meaning set forth in Section 10.04.

         Assets means all of the properties, assets, privileges, rights, interests, claims and goodwill, real and personal, tangible and intangible, of every type and description of CSC MA, including, without limitation, CSC MA's leasehold interests or rights to possession, whether owned or leased or otherwise possessed, primarily used or held for use in or necessary for the CATV Business, now in existence or hereafter acquired by CSC MA prior to the Closing, including, without limitation, the CATV Instruments, the Equipment, the Real Property, the Contracts, the Inventory and the Intangible Property; provided that the Assets shall exclude the Excluded Assets and any assets disposed of prior to the Closing in the usual and ordinary course of business and not in violation of this Agreement.

         AT&T has the meaning set forth in the Preamble to this Agreement.

         AT&T Common Stock means the common stock, par value $1.00 per share, of AT&T.

         AT&T Designated Subsidiary has the meaning set forth in the Exchange Agreement.

         AT&T Entities has the meaning set forth in the Preamble to this Agreement.


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         AT&T Indemnified Party has the meaning set forth in Section 10.03(a).

         AT&T Material Adverse Effect means a material adverse effect on the assets, financial condition or results of operations of AT&T and its consolidated Subsidiaries, taken as a whole, other than any such effect resulting from changes in general economic or political conditions or legal, governmental, regulatory or competitive factors affecting CATV system operators or the long-distance telecommunications industry generally.

         AT&T Objection has the meaning set forth in Section 2.11(c).

         AT&T SEC Documents has the meaning set forth in Section 4.08(a).

         AT&T Sellers has the meaning set forth in the Exchange Agreement.

         AT&T Special Indemnity Covenants has the meaning set forth in Section 10.03(b).

         AT&T Upgrade Objection has the meaning set forth in Section 2.11(d).

         AT&T's Counsel means Sherman & Howard L.L.C. or such local, special or inside counsel as AT&T may select.

         AT&T's Average Cost Objection has the meaning set forth in Section 2.11(d).

         Average Cost Per Mile Calculations has the meaning set forth in Section 2.11(d).

         Basic Subscriber means as at any date of determination thereof, the sum of (a) the total number of households (exclusive of "second-outlets," as such term is commonly understood in the cable television industry, and exclusive of customers billed on a bulk-billing or commercial-account basis) subscribing on such date to at least the most basic tier of service offered by the CATV Business and paying the full monthly service fees and charges imposed in respect of such service (other than disputed items), and (b) the total number of Equivalent Subscribers on such date who, as to either clause (a) or clause (b), are not, as of the Closing Date, more than 60 days in arrears in payment for service, as measured from the date that payment due became a receivable.

         Benefit Plans has the meaning set forth in Section 3.09(a).

         Blue Sky Law has the meaning set forth in Section 3.13(a).

         Business Day means a day other than a Saturday, Sunday, national or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

         Cablevision Entities has the meaning set forth in the Preamble to this Agreement.

         Cablevision Indemnified Party has the meaning set forth in Section 10.02(a).


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         Cablevision Material Adverse Effect means a material adverse effect on the assets, financial condition or results of operations of the CATV Business, taken as a whole, other than any such effect resulting from changes in general economic or political conditions or legal, governmental, regulatory or competitive factors affecting CATV system operators generally or in the Commonwealth of Massachusetts.

         Cablevision Parent means Cablevision Systems Corporation, a Delaware corporation.

         Cablevision Sellers has the meaning set forth in the Exchange
Agreement.

         Cablevision Special Indemnity Covenants has the meaning set forth in
Section 10.02(b).

         Cablevision's Counsel means Sullivan & Cromwell or such local, special or inside counsel as Holdings may select.

         Capital Stock of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations or interests, including partnership interests, whether general or limited, and membership interests, whether managing or non-managing of such Person.

         CATV means cable television, which term also includes satellite master antenna television not yet converted to cable television service.

         CATV Business means the CATV business presently owned and operated by CSC MA, which consists of the transmission, distribution and local origination of audio and video signals over the CATV Systems.

         CATV Instruments means (a) all franchises or ordinances granted to CSC MA with respect to the CATV Business by any Governmental Authority listed in
Schedule 1.01(a) of Cablevision's Disclosure Schedule; (b) all permits for wire crossings over or under highways, railroads and other property; (c) all construction permits and certificates of occupancy; (d) all pole attachment and other contracts with utilities; (e) all State, county and municipal permits, orders, variances, exemptions, approvals, consents, licenses and other authorizations; (f) all agreements for the purchase, sale, receipt or distribution of news, data and microwave relay signals, or for satellite services; and (g) all other approvals, consents and authorizations used or held for use in the CATV Business.

         CATV Licenses means the licenses issued by the FCC used in the CATV Business as presently conducted by CSC MA, all of which are listed in Schedule 1.01(a) of Cablevision's Disclosure Schedule.

         CATV Systems has the meaning set forth in the Preamble to this Agreement.

         Certificate of Merger has the meaning set forth in Section 2.01(b).


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         Closing means a meeting for the purpose of concluding the transactions contemplated by this Agreement held at the place and on the date fixed in accordance with Section 12.01.

         Closing Date; Date of Closing means the date fixed for the Closing in accordance with Section 12.01.

         Code has the meaning set forth in the Preamble to this Agreement.

         Combined CATV Business means the CATV Business as defined in this Agreement together with the Cablevision CATV Business as defined in the Exchange Agreement.

         Common Stock Consideration means a number of shares of AT&T Common Stock equal to the quotient (rounded upward to the nearest whole number) of (a) $970,020,000 plus (if a positive number) or minus (if a negative number) the Working Capital Adjustment plus (if a positive number) or minus (if a negative number) the Upgrade Adjustment minus the Subscriber Adjustment, if any, and (b) the Market Value of AT&T Common Stock (subject, in each case, in this definition, to adjustments to prevent dilution as provided in Section 2.03).

         Communications Act has the meaning set forth in Section 3.07(e).

         Contract means any contract, mortgage, deed of trust, bond, indenture, lease, license, note, certificate, option, warrant, right, or other instrument, document or written agreement relating to the CATV Business to which CSC MA is a party or by which CSC MA or the assets included within the CATV Business are bound, excluding any CATV Instrument.

         CPA Firm means Deloitte & Touche, certified public accountants, or such other nationally recognized firm of independent public accountants as to which AT&T and Holdings may mutually agree.

         CSC MA has the meaning set forth in the Preamble to this Agreement.

         CSC Subsidiary means any former direct or indirect Subsidiary of CSC
MA.

         Current Assets means petty cash, marketable securities, 100% of active subscriber accounts receivable that are 60 days or less past due and 90% of active subscriber accounts receivable that are between 61 and 90 days past due (in each case, measured from the date the accounts became receivable), other receivables, including advertising, tower rent, marketing cooperative, home shopping commissions and employee tax receivables, all deposits with utilities, under leases or related to guides, billing service, postage, the pro rata portion of any prepaid taxes (as of the Closing Date), all prepaid expenses, including in respect of pole rental or equipment maintenance agreements that are liabilities, and in respect of rent, postage, promotional expenditures, guides, security service or two-way radio and other current assets (excluding Inventory), each as determined in accordance with GAAP (unless otherwise specified herein), but excluding the Excluded Assets.

         DGCL means Delaware General Corporation Law, as amended.


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         DOJ means the United States Department of Justice.

         Effective Time has the meaning set forth in Section 2.01(b).

         Employees means all current active employees of CSC MA with respect to the CATV Business.

         Encumbrances means liens, charges, encumbrances, security interests, options, restrictions, demands, preemptive rights, proxies, shareholder agreements, voting trusts, voting agreements, or any other similar third party rights other than liens for taxes not yet due and payable.

         Engineering Firm means (a) the independent engineering firm selected from the Engineering Firm List by mutual agreement of AT&T and Holdings, or (b) the independent engineering firm selected from the Engineering Firm List by mutual agreement of (i) the independent engineering firm selected from the Engineering Firm List by AT&T, and (ii) the independent engineering firm selected from the Engineering Firm List by Holdings.

         Engineering Firm List means the independent engineering firms set forth in Schedule 1.01(g) of the Disclosure Schedules.

         Environmental Law means any law or regulation governing the protection of the environment (including air, water, soil and natural resources) or the use, storage, handling, release or disposal of any hazardous or toxic substance.

         Equipment means all tangible personalty; electronic devices; towers; trunk and distribution cable; decoders and spare decoders for scrambled satellite signals; amplifiers; power supplies; conduit; vaults and pedestals; grounding and pole hardware; installed subscriber's devices (including, without limitation, drop lines, converters, encoders, transformers behind television sets and fittings); "head-ends" and "Hubs" (origination, transmission and distribution system) hardware; tools; inventory; spare parts; maps and engineering data; vehicles; supplies, tests and closed circuit devices; furniture and furnishings; and all other tangible personal property and facilities owned or leased by CSC MA and used in the CATV Business.

         Equivalent Subscriber means, as at any date of determination thereof, the total number of households served by the CATV Business on a bulk-billed basis and the total number of establishments served on a commercial account basis, or on a basis less than the standard monthly service fees and charges imposed by CSC MA, which shall be deemed to be equal to the quotient obtained by dividing (a) the total fees and charges for basic service billed by CSC MA during the month including such date on a bulk-billed or commercial account basis, or on a basis less than the standard monthly service fees and charges imposed by CSC MA, by (b) the fees and charges for basic service that a Basic Subscriber of the type described in clause (a) of the definition of such term in this Section 1.01 was billed during such month, and as to both clauses (a) and
(b) above, excluding any pass-through charge for sales tax, line-itemized franchise fees, fees charged by the FCC and similar items.


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         ERISA means the Employee Retirement Income Security Act of 1974, as the
same has been and may be amended from time to time.

         ERISA Affiliate of any entity means any other entity that, together with such entity, would be considered one employer under Section 4001 of ERISA or Section 414 of the Code.

         Estimated Adjustment Statement has the meaning set forth in Section
2.10.

         Estimated Subscriber Adjustment means an amount shown on the Estimated Adjustment Statement equal to the product of (a) $5,000 multiplied by (b) the difference, if any, between (i) 356,065 less (ii) the number of Basic Subscribers of the Combined CATV Business on the Closing Date, multiplied by (c) 0.5421; provided, that, if the product obtained in the foregoing clause is negative, the Estimated Subscriber Adjustment shall be zero.

         Estimated Upgrade Adjustment means an amount shown on the Estimated Adjustment Statement equal to the sum of (a) the product of the Aerial Mileage Shortfall times the Aerial Average Cost Per Mile plus (b) the product of the Underground Mileage Shortfall times the Underground Average Cost Per Mile, plus
(c) the product of the MDU Shortfall times the MDU Average Cost Per Unit.

         Estimated Working Capital Adjustment means the positive or negative amount shown on the Estimated Adjustment Statement as the Working Capital of the CATV Business as of the Closing Date.

         Exchange Act means the Securities Exchange Act of 1934, as amended.

         Exchange Agreement means the Asset Exchange Agreement (together with all exhibits and schedules thereto), dated the date hereof, among Holdings, AT&T and the other parties thereto, as such agreement may be amended, supplemented, or otherwise modified in accordance with its terms.

         Exchange CATV Business means the "Cablevision CATV Systems" as such term is defined in the Exchange Agreement.

         Excluded Assets means (a) the assets and properties listed in Schedule 1.01(b) of Cablevision's Disclosure Schedule, (b) programming Contracts (including cable guide Contracts) and retransmission consent Contracts, (c) insurance policies and rights and claims thereunder up to the self-insured retention or deductible, (d) Contracts relating to national advertising sales representation, (e) bonds, letters of credit, surety instruments and other similar items of the Cablevision Entities, (f) trademarks, trade names, service marks, service names, logos and similar proprietary rights, (g) Benefit Plans,
(h) any of the following types of agreements if not disclosed on Schedule 3.02 or Schedule 3.07(c) of Cablevision's Disclosure Schedule: (i) any agreement with any Affiliates of the Cablevision Entities, (ii) any agreement for the provision of telephony, high speed data or related services in any of the CATV Systems, and (iii) any agreement with any competitive access provider or local exchange company or any


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Internet access or on-line services provider with respect to the use or lease of any Assets, and (i) personnel files.

         Excluded Liabilities means, without duplication, (a) all liabilities relating or arising with respect to the Excluded Assets, (b) all liabilities of CSC MA that are not taken into account as Liabilities in calculating the Working Capital Adjustment, and (c) the liabilities of CSC MA in the categories identified in Schedule 1.01(c) of Cablevision's Disclosure Schedule, except that the Holdings Note shall not be an Excluded Liability.

         FCC means the United States Federal Communications Commission.

         Final Adjustment Statement has the meaning set forth in Section
2.11(c).

         Final Subscriber Adjustment means an amount shown on the Final Adjustment Statement equal to the product of (a) $5,000 multiplied by (b) the difference, if any, between (i) 356,065 less (ii) the number of Basic Subscribers of the Combined CATV Business on the Closing Date, multiplied by (c) 0.5421; provided, that, if the product obtained in the foregoing clause is negative, the Final Subscriber Adjustment shall be zero.

         Final Upgrade Adjustment means (1) with respect to upgrade work in the CATV Systems not completed prior to Closing, an amount shown on the Final Adjustment Statement equal to the sum of (a) the product of the Aerial Mileage Shortfall times the Aerial Average Cost Per Mile (or if applicable, the Adjusted Aerial Average Cost Per Mile) plus (b) the product of the Underground Mileage Shortfall times the Underground Average Cost Per Mile (or if applicable, the Adjusted Underground Average Cost Per Mile), plus (c) the product of the MDU Shortfall times the MDU Average Cost Per Unit (or if applicable, the Adjusted MDU Average Cost Per Unit), (2) with respect to upgrade work in the CATV Systems completed prior to Closing that did not satisfy the Upgrade Specifications, the amount of additional expenditures needed with respect to such completed upgrade work to cause it to satisfy the Upgrade Specifications as determined in accordance with Section 2.11(d), and (3) any adjustment determined in accordance with Section 2.11(d) to the Estimated Upgrade Adjustment that is not covered in clause (1) or (2) above.

         Final Working Capital Adjustment means the positive or negative amount shown on the Final Adjustment Statement as the Working Capital of the CATV Business as of the Closing Date.

         Financial Statements has the meaning set forth in Section 3.03.

         FTC means the United States Federal Trade Commission.

         GAAP means United States generally accepted accounting principles as in effect from time to time and consistently applied.


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         Governmental Authority means the United States Federal Government, any state, county, municipal, local or foreign government and any governmental agency, bureau, commission, authority or body.

         Group means, individually and collectively, CSC MA, each CSC Subsidiary, and each Person for the Taxes of which CSC MA or a CSC Subsidiary is liable pursuant to Treasury Regulations Section 1.1502-6 or pursuant to any other similar provision of federal, territorial, State, local or foreign law or regulations. With respect to any particular Tax, an affiliate of CSC MA will not be treated as a member of a Group if CSC MA or a CSC Subsidiary has no liability, directly or indirectly, for that affiliate's liability for such Tax. For example, all affiliates of CSC MA who are members of CSC Parent's consolidated federal income tax return are a "Group" for purposes of representations, covenants and indemnities contained in this Agreement relating to federal income tax, but an affiliate of CSC MA which files a separate State income Tax Return in a particular State is not part of a "Group" with respect to that State's income tax if CSC MA or a CSC Subsidiary has no direct or indirect liability for such affiliate's State Tax.

         Hazardous Substance means any substance listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum products.

         Holdings has meaning set forth in the Preamble to this Agreement.

         Holdings Note means the Note, dated as of April 13, 2000, payable by CSC MA to Holdings, a copy of which is attached hereto as Exhibit G.

         HSR Act and Rules means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, as from time to time in effect prior to the Closing.

         HSR Report means the Notification and Report Form for certain mergers and acquisitions mandated by the HSR Act and Rules.

         Indemnitee has the meaning set forth in Section 10.04.

         Indemnitor has the meaning set forth in Section 10.04.

         IRS means the United States Internal Revenue Service.

         Intangible Property means the copyrights, patents, trademarks, service marks and trade names used in the CATV Business excluding the right to use the names "Cablevision," "Cablevision Systems," "Optimum," "Optimum Cable," "Optimum TV," or any and all derivatives thereof or any name which may include any of such terms, and all applications for, or licenses or other rights to use any thereof, and the value associated therewith, which are owned by CSC MA or an affiliate thereof and used in the CATV Business.

         Interim Financial Statements has the meaning set forth in Section 3.03.

         Inventory means all inventory of CSC MA as defined under GAAP, plus, without limitation, all supplies, all maintenance equipment, all converters, all cables and all amplifiers owned by CSC MA on the Closing Date as determined by CSC MA's inventory control systems and used in the CATV Business.

         Judgment means any judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

         Law means the common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

         Liabilities means accounts payable, accrued expenses and other liabilities of CSC MA determined in accordance with GAAP, including, without limitation, accrued vacation and sick time for Employees to be employed by the CATV Business immediately following the Closing in an amount equal to the applicable AT&T Entity's obligation to provide for accrued vacation and sick time for such Employees, except that Excluded Liabilities shall not be included.

         Losses has the meaning set forth in Section 10.02(a).

         Market Value means the average of the Trading Prices for the twenty
(20) consecutive trading days on the NYSE through and including the date ending three trading days prior to the Closing Date (e.g., if the Closing Date is April 10, Market Value would be calculated by determining the average of the Trading Prices of the 20 consecutive trading days ending on April 7, assuming each day from and including April 7 through April 10 is a trading day).

         Material Contracts has the meaning set forth in Section 3.07(c).

         MDU means a multiple dwelling unit building.

         MDU Average Cost Per Unit equals the quotient of (a) Actual Upgrade Capital Expenditures made on MDUs upgraded in the CATV System during 2000 divided by (b) the number of actual units within MDUs upgraded in the CATV System during 2000, in each case, through the earlier of December 31, 2000 and the Closing Date and in accordance with the Upgrade Specifications.

         MDU Shortfall means the amount, if any, by which the number of actual units within MDUs in the CATV System upgraded during 2000 is less than the number of units within MDUs planned to be upgraded in the CATV during 2000, as shown in Schedule 1.01(e) of Cablevision's Disclosure Schedule and, in each case, through the earlier of December 31, 2000 and the Closing Date.

         Merger has the meaning set forth in the Preamble to this Agreement.

         Merger Sub has the meaning set forth in the Preamble to this Agreement.

         1992 Cable Act means the Cable Television Consumer Protection and Competition Act of 1992.

         NYSE means the New York Stock Exchange.

         Outside Closing Date has the meaning set forth in Section 12.02(e).

         Permitted Encumbrances means those Encumbrances set forth in Schedule 1.01(d) of Cablevision's Disclosure Schedule and all other Encumbrances, if any, which do not materially detract from the value of the tangible property subject thereto and which do not materially interfere with the present and continued use of such property in the operation of the CATV Business.

         Person means any natural person, Governmental Authority, corporation, general or limited partner, partnership, limited liability company, joint venture, trust, association, or unincorporated entity of any kind.

         Post-Closing Tax Period has the meaning set forth in Section 9.09(a).

         Pre-Closing Tax Period has the meaning set forth in Section 9.09(a).

         Preliminary Adjustment Statement has the meaning set forth in Section 2.11(a).

         Prime Rate means the annual rate publicly announced from time to time by Chase Manhattan Bank, N.A. as its prime rate.

         Real Property means all realty, fixtures, easements, rights-of-way, leasehold and other interests in real property, buildings and improvements used in the CATV Business.

         Registration Rights Agreement means the registration rights agreements substantially in the form of Exhibit C hereto, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

         SEC means the United States Securities and Exchange Commission.

         Securities Act means the Securities Act of 1933, as amended.

         Split-Tax Period has the meaning set forth in Section 9.09(a).

         Subscriber Adjustment means the Estimated Subscriber Adjustment prior to the preparation of the Final Adjustment Statement pursuant to Section 2.11(c), and thereafter, the Final Subscriber Adjustment.

         Statement has the meaning set forth in Section 9.09(e)(ii).

         Subsidiary of any Person means (a) a corporation more than 50% of the combined voting power of the outstanding Voting Securities of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (b) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of the partnership, (c) a limited liability company of which such Person or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of the company, or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         Systems Area means the geographical area in which the CATV Systems are operated as described in Exhibit A hereto.

         Tax (or Taxes) means (a) all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, State, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limitation, all income or profits taxes (including, but not limited to, federal and State income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Group is required to pay, withhold or collect, (b) any transferee or secondary liability in respect of any tax (whether imposed by law, contract or otherwise), and (c) any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group. As used in this Agreement, a material Tax means any Tax in excess of $50,000.

         Tax Arbitrator Procedure has the meaning set forth in Section 9.09(e)(iii).

         Tax Returns means all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

         Trading Price on any trading day shall mean the weighted average of the reported per share prices at which transactions in AT&T Common Stock are executed on the NYSE during such trading day (weighted based on the number of shares of AT&T Common Stock traded), as such weighted average price appears on the Bloomberg screen "Volume At Price" page for AT&T Common Stock.

         Transaction Documents means this Agreement, the Exchange Agreement and the Registration Rights Agreement and any other documents executed on or prior to the date hereof that expressly refer to Section 13.02 of this Agreement.

         Underground Average Cost Per Mile equals the quotient of Actual Upgrade Capital Expenditures made on actual underground plant miles upgraded in the CATV System during 2000 in accordance with the Upgrade Specifications, divided by the number of actual underground plant miles upgraded in the CATV System during 2000, in each case, through the Closing Date and in accordance with the Upgrade Specifications.

         Underground Mileage Shortfall means the amount, if any, by which the number of actual underground plant miles upgraded in the CATV System during 2000 in accordance with the Upgrade Specifications, is less than the number of underground plant miles planned to be upgraded in the CATV System during 2000, as shown in Schedule 1.01(e) of Cablevision's Disclosure Schedule and, in each case, through the earlier of December 31, 2000 and the Closing Date.

         Upgrade Adjustment means the Estimated Upgrade Adjustment prior to the preparation of the Final Adjustment Statement pursuant to Section 2.11(d), and thereafter, the Final Upgrade Adjustment.

         Upgrade Specifications means the technical specifications outlined in
Schedule 1.01(f) of Cablevision's Disclosure Schedule.

         Valuation Period means the period with reference to which Market Value is determined.

         Voluntarily Discharge; Voluntary Discharge has the meaning set forth in
Section 9.09(e)(v).

         Voting Securities of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         Wireless Group Tracking Stock means a class of AT&T stock (if created by AT&T) designed to represent the economic performance of all or a portion of AT&T's wireless service businesses or related businesses.

         Wireless Group Tracking Stock Distribution means AT&T's distribution (if any) of shares of Wireless Group Tracking Stock to holders of AT&T Common Stock.

         Working Capital means Current Assets minus Liabilities.

         Working Capital Adjustment means the Estimated Working Capital Adjustment prior to the preparation of the Final Adjustment Statement pursuant to Section 2.11(c), and thereafter, the Final Working Capital Adjustment.

         1.02 Rules of Construction. Unless otherwise expressly provided in this Agreement, or unless the context clearly requires otherwise, (a) accounting terms used in this Agreement will have the meanings ascribed to them under GAAP,
(b) words used in this Agreement, regardless of the gender and number used, will be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires, (c) the word "including" is not limiting, and the word "or" is not exclusive, (d) the capitalized term "Section" refers to Sections of this Agreement, (e) references to a particular Section include all subsections thereof, (f) references to a particular statute or regulation include all amendments thereto, rules and regulations thereunder and any successor statute, rule or regulation, or published clarifications or interpretations with respect thereto, in each case, as from time to time in effect, and (g) references to a Person include such Person's successors and assigns to the extent not prohibited by this Agreement. When it is the parties' intent to limit the scope of any defined term solely to one party, such intent is indicated by referring specifically to one party or the other.

2.   THE MERGER.

         2.01 The Merger.

              (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into CSC MA with CSC MA surviving, and the separate corporate existence of Merger Sub shall thereupon cease.

              (b) Immediately following the Closing, Holdings, AT&T and CSC MA shall cause a Certificate of Merger with respect to the Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of the State of Delaware or such other time as shall be agreed upon by the parties and set forth in the Certificate of Merger in accordance with the DGCL (the "Effective Time"). From and after the Effective Time, CSC MA shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of CSC MA and of Merger Sub, all as provided under the DGCL.

         2.02 Common Stock Consideration. At the Effective Time, as a result of the Merger and without any action on the part of any holder of Capital Stock of any Cablevision Entity or AT&T Entity:

              (a) all of the issued and outstanding Capital Stock of CSC MA immediately prior to the Effective Time will be converted into and exchanged for the Common Stock Consideration, calculated on the basis of the Estimated Adjustment Statement and subject to adjustment as provided in Section 2.03, and the shares of AT&T Common Stock representing the Common Stock Consideration shall be registered in the name of Holdings or its nominees (provided that any nominee makes the securities laws representations set forth in Section 3.13); and

              (b) all of the Capital Stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one share of Capital Stock of CSC MA and CSC MA will become a wholly owned subsidiary of AT&T.

         2.03 Adjustments to Prevent Dilution. Except with respect to a Wireless Group Tracking Stock Distribution, if AT&T should split or combine the AT&T Common Stock or pay a stock dividend or other stock distribution in AT&T Common Stock or otherwise effect any transaction or announce its intention to do any of the foregoing that changes the AT&T Common Stock into any other securities or make any other dividend or distribution on the AT&T Common Stock (other than normal quarterly cash dividends as the same may be adjusted from time to time in the ordinary course consistent with past practice), and the record date applicable to such event occurs during the Valuation Period or after the Valuation Period and prior to the Closing, then the Market Value will be appropriately adjusted to reflect such split, combination, transaction, dividend or other distribution. If the record date for a Wireless Group Tracking Stock Distribution occurs during the 20 consecutive trading day period that otherwise would be used in determining Market Value (or after the end of such period but before the Closing), then (a) the 20 consecutive trading day period to be used in determining Market Value instead will commence on the third trading day after the record date for the Wireless Group Tracking Stock Distribution, and (b) the Closing Date will be delayed until the third Business Day after the end of such delayed 20 consecutive trading day period.

         2.04 Directors of Surviving Corporation. At the Effective Time, the directors of CSC MA shall resign from their positions as such and the directors of Merger Sub shall, from and after the Effective Time, be the directors of CSC MA.

         2.05 Officers of Surviving Corporation. At the Effective Time, the officers of CSC MA shall resign from their positions as such and the officers of Merger Sub shall, from and after the Effective Time, be the officers of CSC MA.

         2.06 Surrender and Payment. Upon surrender for cancellation of certificates formerly representing Capital Stock of CSC MA, AT&T will deliver to Holdings the Common Stock Consideration referred to in Section 2.02(a) registered in such names and denominations as Holdings shall reasonably request. After the Effective Time and until so surrendered, the Capital Stock of CSC MA shall represent for all purposes only the right to receive the Common Stock Consideration.

         2.07 New Name. From and after the Effective Time, the name of CSC MA will be "AT&T CSC, Inc." or such other name designated by AT&T.

         2.08 Charter of Surviving Corporation. The certificate of incorporation of Merger Sub in effect at the Effective Time, will, from and after the Effective Time, be the certificate of incorporation of CSC MA until amended in accordance with its terms and the DGCL.

         2.09 By-laws of Surviving Corporation. The by-laws of Merger Sub in effect at the Effective Time will, from and after the Effective Time, be the by-laws of CSC MA, until amended in accordance with their terms and the DGCL.

         2.10 Adjustments. At least three Business Days prior to the Closing Date, Holdings shall deliver to AT&T a report (the "Estimated Adjustment Statement"), certified as to completeness and accuracy by Holdings, which shall include, without limitation, (a) a calculation of the Working Capital of the CATV Business as of the Closing Date and determined in accordance with GAAP, except as otherwise required by this Agreement, which statement shall set forth Holdings' good faith estimate of the Working Capital Adjustment, (b) Holdings' good faith estimate of the Upgrade Adjustment, as of the Closing Date, and (c) Holdings' good faith estimate of the Subscriber Adjustment, if any, which estimate shall be prepared in conformity with the definition of Basic Subscriber contained herein and shall be based upon the number of Basic Subscribers to be transferred to AT&T under this Agreement and the Exchange Agreement as of the Closing Date. Basic Subscribers transferred to AT&T under this Agreement and the Exchange Agreement shall be deemed to include all Basic Subscribers to the Combined CATV Business on the Closing Date, irrespective of the lack of approval or consent of Governmental Authorities to transfer to AT&T any franchises containing Basic Subscribers.

         2.11 Post-Closing Adjustment.

              (a) Within 90 days after the Closing Date, Holdings shall prepare, or cause to be prepared, and deliver to AT&T a report (the "Preliminary Adjustment Statement"), certified as to completeness and accuracy by Holdings, showing in detail the final determination of the Working Capital Adjustment, the Upgrade Adjustment and the Subscriber Adjustment, which may be zero. AT&T shall cooperate in providing to Holdings all relevant books, records and personnel of the CATV Business in order to facilitate the preparation of the Preliminary Adjustment Statement.

              (b) During the succeeding 30-day period, AT&T shall have the right to examine the Preliminary Adjustment Statement and all records used to prepare the Preliminary Adjustment Statement.

              (c) In the event AT&T does not agree that the Working Capital Adjustment or the Subscriber Adjustment (which may be zero) each as reflected in the Preliminary Adjustment Statement, have been determined in accordance with the definitions of such terms, AT&T shall so inform Holdings in writing ("AT&T Objection"), setting forth a reasonably specific description of the basis of the AT&T Objection on or before the last day of the 30-day period referred to in Section 2.11(b). In the event of an AT&T Objection, AT&T and Holdings shall attempt to resolve the differences underlying the AT&T Objection within 20 days of Holdings' receipt thereof. If Holdings and AT&T are unable to resolve all their differences within such 20-day period, they shall refer their remaining differences to the CPA Firm, which shall, acting as an expert and not as an arbitrator, determine on the basis of the definitions of Working Capital Adjustment and Subscriber Adjustment and such other standards as such CPA Firm deems applicable and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Preliminary Adjustment Statement requires modification. The CPA Firm will base its determination only on evidence brought to it by the parties and shall not conduct an audit. The CPA Firm shall deliver its written determination to AT&T and Holdings no later than the 20th Business Day after the remaining differences underlying the AT&T Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon the parties. The fees and disbursements of the CPA Firm shall be allocated between AT&T and Holdings in the same proportion that the aggregate amount of any disputed items submitted to the CPA Firm that are unsuccessfully disputed by each (as finally determined by the CPA Firm) bears to the total amount of any disputed items so submitted. AT&T and Holdings shall make readily available to the CPA Firm all relevant books and records and any work papers relating to the Preliminary Adjustment Statement and all other items reasonably requested by the CPA Firm.

              (d) In the event AT&T does not agree that the Actual Upgrade Capital Expenditures have been made in accordance with the Upgrade Specifications, or if AT&T believes that the Aerial Average Cost Per Mile, Underground Average Cost Per Mile, or MDU Cost Per Unit calculations (collectively, the "Average Cost Per Mile Calculations") utilized in determining the Estimated Upgrade Adjustment are not calculated correctly or not sufficient to cover the cost of upgrading the Aerial Underground or Mileage Shortfall, AT&T shall so inform Holdings in writing ("AT&T Upgrade Objection"), setting forth a specific description of the basis of such AT&T Upgrade Objection on or before the last day of the 30-day period referred to in Section 2.11(b) hereof. In the event of an AT&T Upgrade Objection, AT&T and Holdings shall attempt to resolve the differences underlying the AT&T Upgrade Objection within 20 days of Holdings' receipt thereof. If Holdings and AT&T are unable to resolve all their differences within such 20-day period, they shall refer their remaining differences to the Engineering Firm, who shall, acting as an expert and not as an arbitrator, determine on the basis of, as applicable, the Upgrade Specifications and site samplings, Aerial Mileage Shortfall, Actual Upgrade Capital Expenditures, Underground Mileage Shortfall, MDU Shortfall, Upgrade Specifications and available comparable cost data the amount, if any, of the Final Upgrade Adjustment, including the amount, if any, by which the Average Cost Per Mile Calculations should be adjusted to cause satisfaction of the Upgrade Specifications. The Engineering Firm shall deliver its written determination to AT&T and Holdings no later than the 20th Business Day after the remaining differences underlying the AT&T Upgrade Objection are referred to the Engineering Firm. The Engineering Firm's determination shall be conclusive and binding upon the parties. If the Engineering Firm determines that the Aerial Average Cost Per Mile should be adjusted, the amount to which it is adjusted will be the "Adjusted Aerial Average Cost Per Mile." If the Engineering Firm determines that the Underground Average Cost Per Mile should be adjusted, the amount to which it is adjusted will be the "Adjusted Underground Average Cost Per Mile." If the Engineering Firm determines that the MDU Average Cost Per Unit should be adjusted, the amount to which it is adjusted will be the "Adjusted MDU Average Cost Per Unit." The fees and disbursements of the Engineering Firm shall be allocated between AT&T and Holdings in the same proportion that the aggregate amount of any disputed items submitted to the Engineering Firm that are unsuccessfully disputed by each (as finally determined by the Engineering Firm) bears to the total amount of any disputed items so submitted. AT&T and Holdings shall make readily available to the Engineering Firm all relevant books and records and any work papers relating to the Actual Upgrade Capital Expenditures and all other items reasonably requested by the Engineering Firm. Notwithstanding the foregoing, if an AT&T Upgrade

         Objection involves only issues about the proper financial treatment under GAAP of any items, then such dispute will be resolved by the CPA Firm pursuant to the procedures in Section 2.11(c) (with such changes as may be necessary to permit resolution by the CPA Firm).

              (e) The "Final Adjustment Statement" shall be (i) the Preliminary Adjustment Statement in the event that (A) no AT&T Objection or AT&T Upgrade Objection is delivered to Holdings in the period set forth in this Section 2.11(c) or 2.11(d) or (B) Holdings and AT&T so agree; or
         (ii) the Preliminary Adjustment Statement, as modified by one or more of (A) the agreement of Holdings and AT&T, (B) the determination of the CPA Firm or (C) the determination of the Engineering Firm.

              (f) If the Common Stock Consideration calculated on the basis of the Final Adjustment Statement is greater than the Common Stock Consideration calculated on the basis of the Estimated Adjustment Statement, AT&T shall pay to Holdings an amount equal to such excess. If the Common Stock Consideration calculated on the basis of the Final Adjustment Statement is less than the Common Stock Consideration calculated on the basis of the Estimated Adjustment Statement, Holdings shall pay to AT&T an amount equal to such excess.

              (g) Any amount payable pursuant to this Section 2.11 shall be paid by one or more federal wire transfers of immediately available funds in New York, New York (pursuant to wiring instructions which shall be delivered to Holdings or AT&T (as the case may be)) on or before the fifth Business Day following the determination of the Final Adjustment Statement pursuant to Section 2.11, together with interest on such amount from the Closing Date to the date of payment at the Prime Rate.

         2.12 Sales and Transfer Taxes. Subject to the provisions of Section
9.09 hereof (other than Section 9.09(b) which is subject to this Section), AT&T, on the one hand, and Holdings, on the other hand, shall each be responsible for one-half of any sales and use Taxes and transfer Taxes (including, without limitation, real estate transfer Taxes), if any, arising from the Merger.

3.   REPRESENTATIONS AND WARRANTIES OF THE CABLEVISION ENTITIES.

         To induce the AT&T Entities to enter into this Agreement, each Cablevision Entity represents and warrants to the AT&T Entities as follows:

         3.01 Organization and Authority of the Cablevision Entities.

              (a) Each Cablevision Entity is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to carry on its business as presently conducted. Each of the Cablevision Entities is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary except for those jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Cablevision Material Adverse Effect.

              (b) The authorized Capital Stock of CSC MA and the number of shares of such capital stock issued and outstanding is set forth on
         Schedule 3.01(b) of Cablevision's Disclosure Schedule. All issued and outstanding shares of Capital Stock in CSC MA have been duly authorized and are validly issued, fully paid and nonassessable and are owned beneficially and of record by Holdings, free and clear of any Encumbrances. Other than pursuant to this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of Capital Stock or other securities of CSC MA or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of CSC MA, and no securities or obligations evidencing such rights are authorized, issued or outstanding. CSC MA has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or to convert into or be exercised or exchanged for securities having the right to vote) with the stockholders of CSC MA on any matter. There are no voting trusts, proxies, or other commitments or understandings, restrictions or arrangements of any kind in favor of any Person with respect to the voting of, or the right to participate in dividends or other earnings on, any securities or other ownership interests of CSC MA.

              (c) On the date of this Agreement and continuing through the Closing Date, CSC MA has and shall have no Subsidiaries.

         3.02 Legal Capacity; Approvals and Consents.

              (a) Authority and Binding Effect. Each Cablevision Entity has all requisite corporate power and authority to execute, deliver and perform the Transaction Documents to which it is a party and to approve, adopt and consummate the Merger to which it is a party. Each Cablevision Entity has duly taken all corporate and shareholder actions necessary to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Without limiting the foregoing, any actions of the directors or stockholders of a Cablevision Entity required to approve and adopt the Transaction Documents to which it is a party have been duly taken in accordance with the requirements of the DGCL and no further action of the directors or stockholders of a Cablevision Entity is required in order to consummate the Merger. The Transaction Documents to which it is a party have been duly executed and delivered by each Cablevision Entity and each is the valid and binding obligation of such Cablevision Entity enforceable in accordance with its terms, except as such enforceability may be affected by laws of bankruptcy, insolvency, reorganization and creditors' rights generally and by the availability of equitable remedies.

              (b) No Breach. Subject only to obtaining the consents and approvals set forth in Schedule 3.02 of Cablevision's Disclosure Schedule, the execution, delivery and performance of the Transaction Documents to which it is a party does not, and will not, contravene the relevant organizational documents of any Cablevision Entity, and does not, and will not: (i) conflict with or result in a breach or violation by a Cablevision Entity of or constitute a default by a Cablevision Entity under or result in the termination, suspension, modification or impairment of any CATV Instrument, Law, Judgment or Contract to which a Cablevision Entity is a party or by which the CATV Business, a Cablevision Entity, any of its Assets or the capital stock of CSC MA is subject or bound or may be affected; or (ii) create or impose any Encumbrance upon any of the Assets or the Capital Stock of CSC MA other than a Permitted Encumbrance, except in each case, under clause (i) above, for any conflict, breach, violation, default or termination, suspension, modification or impairment which would not, individually or in the aggregate, reasonably be expected to have a Cablevision Material Adverse Effect.

              (c) Required Consents. Except for the parties listed in Schedule
         3.02 of Cablevision's Disclosure Schedule, there are no parties whose approval or consent, or with whom the filing of any certificate, notice, application, report or other document, is legally or contractually required or otherwise is necessary in connection with the execution, delivery or performance of any Transaction Document by a Cablevision Entity, except where failure to obtain such consent or approval or failure to make such filing would not reasonably be expected to have a Cablevision Material Adverse Effect or materially adversely affect the ability of the Cablevision Entities to consummate the transactions contemplated hereby.

              (d) Obtaining Consents. No Cablevision Entity is aware of, or has reason to believe there is, any reason relating to any Cablevision Entity that any Governmental Authority or other party whose consent is required or contemplated hereunder would refuse to consent to the transfer of the CATV Instruments or any rights of a Cablevision Entity thereunder or would condition the granting of any such consent on the performance by any Cablevision Entity or AT&T Entity of any material obligation not expressly set forth herein, except such conditions as may affect the cable television industry generally in the United States or in the Commonwealth of Massachusetts.

         3.03 Financial Statements. Holdings has delivered to AT&T true and complete copies of the balance sheet of CSC MA at September 30, 1999 and the statements of income of CSC MA for the years ending December 31, 1998, 1997 and 1996 (the "Financial Statements"). The Financial Statements were prepared in accordance with GAAP except for footnotes and certain items that would require reclassification and certain expenses, in each case, as described in the Financial Statements and present fairly in all material respects the financial position and results of operations of CSC MA at September 30, 1999 and for the period then ended. Holdings has also provided to AT&T an income statement for the nine months ended September 30, 1999 (the "Interim Financial Statements"), which Interim Financial Statements were prepared in accordance with the practices customarily followed by Holdings in preparing its interim statements, consistently applied, and, subject to normal year-end adjustments and the procedures followed in interim statements, present fairly in all material respects the results of operation of CSC MA for the period indicated and is stated on a basis generally consistent with the above-described income statement included in the Financial Statements. Except as set forth in Schedule
3.03 of Cablevision's Disclosure Schedule, CSC MA does not have any liability or obligation, whether accrued or unaccrued, contingent or otherwise that is not reflected or reserved against in the September 30, 1999 balance sheet, except for such liabilities or obligations arising in the ordinary course of business consistent with past practice and except for liabilities and obligations that are either Excluded Liabilities or taken into account as Liabilities in the Working Capital Adjustment.

         3.04 Changes in Operation. Since September 30, 1999 and except as set forth on Schedule 3.04 of Cablevision's Disclosure Schedule, there has not been any change in the financial condition, properties, business or results of operations of the CATV Business or any event or development or combination of events or developments that, individually or in the aggregate, has had or would reasonably be expected to have a Cablevision Material Adverse Effect.

         3.05 Tax Matters.

              (a) All Persons within the Group have duly filed all material Tax Returns required to be filed by the Persons within the Group with any taxing authority on or prior to the date hereof, and the information contained in such Tax Returns is true, complete and accurate in all material respects. All Persons within the Group have timely paid all Taxes that have become due or payable (whether or not shown on any Tax Return) and have adequately reserved for in accordance with GAAP (either individually or a member of a consolidated group) all Taxes that have accrued but are not yet due or payable. Except as set forth in Schedule 3.05(a) of Cablevision's Disclosure Schedule, no Person within the Group has received any notice or assessment to the effect that there is any unpaid Tax due or claimed to be due from such Person in respect of such Tax Returns; nor has any such Person received any notice of the assertion or threatened assertion of any Encumbrances with respect to any Assets on account of any unpaid Taxes; and no audits of such Tax Returns by any Governmental Authority are pending or, so far as any Cablevision Entity knows, threatened.

              (b) No Person within the Group has knowledge of any facts on the basis of which taxing authorities could have a likelihood of successfully asserting deficiencies or claims with respect to such Tax Returns. All Persons within the Group have withheld or collected and paid over to the appropriate taxing authorities or are properly holding for such payment all Taxes required by law to be withheld or collected. There are no material liens for Taxes upon the assets of any Person within the Group other than liens for current Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings.

              (c) Except as set forth on Schedule 3.05(c) to Cablevision's Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, CSC MA or any CSC Subsidiary.

              (d) Except as set forth on Schedule 3.05(d) to Cablevision's Disclosure Schedule, none of CSC MA or any CSC Subsidiary is involved in or subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal, State, local or foreign income tax purposes.

              (e) All material elections with respect to Taxes affecting CSC MA or any CSC Subsidiary as of the date hereof are set forth in on
         Schedule 3.05(e) to Cablevision's Disclosure Schedule.

              (f) Neither CSC MA nor any CSC Subsidiary has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of State, local or foreign income tax law). No member of the Group is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. No Person within the Group is, as of the date hereof, a "United States real property holding corporation" within the meaning of Section 897 of the Code. As of the date hereof, neither CSC MA nor any CSC Subsidiary has agreed, nor, to the knowledge of Holdings are they required, to make any adjustment under Code Section 481(a) (or any other similar provision of territorial, State, local or foreign law or regulations) by reason of a change in accounting method or otherwise, where such adjustment would require a positive adjustment to the taxable income of CSC MA or any CSC Subsidiary for a taxable period ending after the Closing Date. No member of the Group has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Group pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. No member of the Group has made any payments since December 31, 1999, and is not a party to an agreement that could require it to make any payments (including any deemed payment of compensation upon exercise of an option), that would not be fully deductible by reason of Section 162(m) of the Code.

              (g) Neither CSC MA nor any CSC Subsidiary has net operating losses or other tax attributes presently subject to limitation under Code
         Section 382, 383 or 384 or any other similar provision of territorial, State, local or foreign law or regulations.

              (h) Since September 30, 1999, no Person within the Group has incurred or accrued any liability for any Taxes except for Taxes incurred or accrued in the ordinary course of business of such Persons.

              (i) Neither CSC MA nor any CSC Subsidiary has assumed the Tax liability of any other Person under contract nor is CSC MA or its Assets subject to a claim under any contract entered into by any Person within the Group who assumed the Tax liability of any other Person under contract.

              (j) Each Person within the Group has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

              (k) There have not been, and prior to the Closing Date there will not be, any distributions, contributions or other restructurings of CSC MA which could preclude it from qualifying as a "party to a reorganization" within the meaning of Section 368(b) of the Code in the Merger.

              (l) Neither Holdings nor any of its affiliates has taken or agreed to take any action, nor do its executive officers have any actual knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

              (m) None of the liabilities of CSC MA as of the date of Closing and immediately after the Closing, including intercompany debt, were created or transferred in anticipation of, contemplation of, or as part of the transactions contemplated by this Agreement. Further, none of the liabilities of CSC MA as of the date of Closing or immediately after the Closing will have original issue discount, nor will any original issue discount be created as a result of the transaction pursuant to Treas. Reg. 1.1502-13(g) or any provision of the Code, regulations thereunder, or under any State, local or foreign tax jurisdiction. The tax basis of each of the liabilities of CSC MA as of the date of Closing and immediately after the Closing will be equal to the principal amount of each of the liabilities of CSC MA as of the date of the Closing and immediately after the Closing.

         3.06 Cablevision Assets.

              (a) Title; Encumbrances. CSC MA has, or will have at Closing: (i) good and marketable title to all of its Equipment and Real Property owned in fee and (ii) the right and authority (subject to the required consents specified herein) in all of its title and interest in and to the other property or rights included in the Assets, in each instance free and clear of any Encumbrances except Permitted Encumbrances.

              (b) Real Property. Schedule 3.06(b) of Cablevision's Disclosure Schedule sets forth a list of all Real Property owned or leased by CSC MA in connection with the operation of the CATV Business as presently conducted. Except as set forth in Schedule 3.06(b) of Cablevision's Disclosure Schedule, CSC MA has title in fee simple to all such Real Property except for leases, easements and other interests not constituting ownership in fee and CSC MA has valid and enforceable leasehold interests in such Real Property leased by CSC MA.

              (c) Assets. The Assets include all assets used by CSC MA to conduct the CATV Business as it is presently being conducted in all material respects, except for Excluded Assets and, together with the assets comprising the Exchange CATV Business, include all assets used by Holdings and its affiliates to conduct the Combined CATV Business as it is presently being conducted in all material respects, except for Excluded Assets and "Excluded Assets" as defined in the Exchange Agreement.

              (d) Environmental Matters. Except as disclosed in Schedule 3.06(d) of Cablevision's Disclosure Schedule, or as would not reasonably be expected, individually or in the aggregate, to have a Cablevision Material Adverse Effect: (i) the Assets comply with applicable Environmental Laws; (ii) to the knowledge of the Cablevision Entities, the Assets are not the subject of any court order, administrative order or decree arising under any Environmental Law; and (iii) the Assets have not been used by CSC MA for the generation, storage, discharge or disposal of any Hazardous Substances except as permitted under applicable Environmental Laws. Except as set forth in Schedule 3.06(d) of Cablevision's Disclosure Schedule, CSC MA has not received any written notice from any Governmental Authority alleging that the Assets are in violation of any Environmental Law, and no claim based on any applicable Environmental Law has been asserted to CSC MA in writing in the past or is currently pending or, to the knowledge of the Cablevision Entities, threatened with respect to any Real Property. Except as set forth in Schedule 3.06(d) of Cablevision's Disclosure Schedule, to each Cablevision Entity's knowledge, (i) no aboveground or underground storage tanks containing Hazardous Substances or hazardous waste are currently located at any of the Real Property, or have been located at any of the Real Property during the time such Real Property was owned or leased by CSC MA, and (ii) no Real Property has been used as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or other petroleum products or wastes during the time such Real Property was owned or leased by CSC MA. The Cablevision Entities have made available to AT&T true and complete copies of all
         (i) environmental audits, investigations, studies or reports with respect to any Assets that have been performed by or at the direction or on behalf of the Cablevision Entities or that are in their possession, (ii) notices or other materials in the Cablevision Entities' possession from Governmental Authorities having the power to administer or enforce any applicable Environmental Laws relating to current or past ownership, use or operation of or activities at the Assets and (iii) materials in the Cablevision Entities' possession relating to any claim, allegation or action by any Person (other than any Governmental Authorities) with respect to the Assets under any applicable Environmental Law. For the purposes of this Section 3.06, "hazardous waste" will have the meaning set forth in the Comprehensive Response, Compensation and Liability Act of 1980 and the applicable law of the Commonwealth of Massachusetts.

         3.07 CATV Business.

              (a) As of December 31, 1999, the CATV Business included not less than 193,034 Basic Subscribers.

              (b) Since September 30, 1999, the CATV Business has been operated in the ordinary course of business in all material respects, and no material assets previously used therein have been disposed of except in the ordinary course of business.

              (c) Schedule 3.07(c) of Cablevision's Disclosure Schedule contains a complete list of all Material Contracts in effect on the date of this Agreement. As used in this Section 3.07(c), the term "Material Contracts" means any of the following to the extent relating to the CATV Business to which CSC MA is a party or by which CSC MA or the Assets are bound and to the extent not terminable on 30 days' or less notice without liability: (i) any pole attachment agreements, (ii) any conduit agreements, (iii) any real estate leases, (iv) any agreement creating a partnership or joint venture, (v) any agreement (or group of related agreements) under which CSC MA has created, incurred, assumed, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation or under which it has imposed a security interest on any of its assets, tangible or intangible, (vi) any noncompetition or similar agreement restricting activities by CSC MA, (vii) any agreement for any billing system arrangements for any of the CATV Systems that is not terminated or terminable with respect to the CATV Systems upon Closing, (viii) any agreement under which the consequences of a default or termination could be reasonably expected to have a Cablevision Material Adverse Effect, or (ix) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000 in any calendar year.

              (d) The CATV Licenses and the cable franchises and ordinances used in the CATV Business are listed in Schedule 1.01(a) of Cablevision's Disclosure Schedule and comprise all of the CATV Licenses and cable franchises and ordinances necessary to operate the CATV Business in the ordinary course. CSC MA is in compliance in all material respects with the terms and conditions of all such CATV Licenses and cable franchises and ordinances. CSC MA holds, or will hold at Closing, all of the CATV Licenses and all of the cable franchises and ordinances used in the CATV Business reasonably necessary to enable it to operate the CATV Business as presently conducted in all material respects. CSC MA holds, or will hold at Closing, all of the CATV Instruments (other than cable franchises and ordinances, as to which the representation and warranty in the preceding sentence will apply), except all such CATV Instruments the failure of which to hold would not reasonably be expected to have a Cablevision Material Adverse Effect. CSC MA is in compliance with the terms and conditions of all CATV Instruments (other than cable franchises and ordinances, as to which the compliance representation and warranty in the second sentence of this Section 3.07(d) will apply) except where such noncompliance would not reasonably be expected to have a Cablevision Material Adverse Effect. Except as disclosed in
         Schedule 3.07(d) of Cablevision's Disclosure Schedule, CSC MA has not received any notice of any claimed or purported default in any CATV Instruments and there are no proceedings pending, or, to the knowledge of the Cablevision Entities, threatened, to cancel, modify or change any such CATV Instruments.

              (e) Except as set forth in Schedule 3.07(e) of Cablevision's Disclosure Schedule, the CATV Business is conducted by CSC MA in material compliance with all applicable laws, regulations and other requirements of Governmental Authorities, CATV Instruments, CATV Licenses and Contracts, including, but not limited to, compliance in all material respects with the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Communications Act"). Except as set forth in Schedule 3.07(e) of Cablevision's Disclosure Schedule, CSC MA has submitted to the FCC all filings, including, but not limited to, cable television registration statements, annual reports and aeronautical frequency usage notices, that are required under the rules and regulations of the FCC; and the CATV Business is in compliance with all signal leakage criteria prescribed by the FCC for each relevant reporting period. CSC MA has made available to AT&T correct and complete copies of all reports and filings for the past year, made or filed pursuant to FCC rules and regulations.

              (f) Except as set forth in Schedule 3.07(f) of Cablevision's Disclosure Schedule, CSC MA has filed all semi-annual statements of account and paid all compulsory licensing fees required by Section 111 of the Copyright Act of 1976, and the rules, regulations and orders of the Copyright Office of the Library of Congress promulgated thereunder with respect to the CATV Business, for the three years preceding the date of the Agreement. To the knowledge of CSC MA, the conduct of the CATV Business does not infringe in any material respect upon the patents, trademarks, copyrights, trade names or other intellectual property rights, domestic or foreign, of any Person, and, to the knowledge of the Cablevision Entities, no Person has asserted any claim to any Cablevision Entity with respect to any such infringement.

              (g) Schedule 3.07(g) of Cablevision's Disclosure Schedule identifies all material rate complaints and all appeals of material local rate orders or material rate complaints with respect to the CATV Business which, to any Cablevision Entity's knowledge, are pending at the FCC. Except as set forth in Schedule 3.07(g) of Cablevision's Disclosure Schedule, as of the date of this Agreement: (i) CSC MA has not received any written or, to the knowledge of any Cablevision Entity, oral notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the Communications Act, (ii) CSC MA has not agreed with any Governmental Authority to establish customer service standards for any CATV System that exceeds the customer service standards promulgated pursuant to the Communications Act, and (iii) CSC MA has not, with respect to any CATV System, made any election with respect to any cost of service proceeding (other than a network upgrade cost of service proceeding) conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding with respect to any of their CATV Systems, and CSC MA has not entered into any "social contract" or other proposed resolution with the FCC with respect to rates charged for CATV services in the CATV Systems and none of them is currently negotiating or anticipating entering into the same.

              (h) Except as set forth in Schedule 3.07(h) of Cablevision's Disclosure Schedule, as of the date of this Agreement: (i) no Cablevision Entity has received, and no Cablevision Entity has notice that it will receive, from any Governmental Authority, a preliminary assessment that a CATV Instrument should not be renewed as provided in
         Section 626(c)(1) of the Communications Act, (ii) the Cablevision Entities have timely filed notices of renewal in accordance with the Communications Act and all Governmental Authorities with respect to each CATV Instrument expiring within 30 months of the date of this Agreement and such notices of renewal have been filed pursuant to the renewal procedures established by Section 626(a) of the Communications Act, and (iii) no Governmental Authority has commenced, or given written notice that it intends to commence, a proceeding to revoke or suspend a CATV Instrument.

              (i) Holdings has previously made available to AT&T complete and correct copies of all CATV Instruments and Contracts that are material to the CATV Business.

              (j) Schedule 3.07(j) of Cablevision's Disclosure Schedule sets forth with respect to the CATV Business the approximate number of plant miles (aerial and underground) for each head-end, the approximate bandwidth capability of each head-end, the stations and signals carried by each head-end and the channel position of each such signal and station, which information is true and correct in all material respects, in each case, as of the applicable dates specified therein and subject to any qualifications set forth therein. Holdings has delivered to AT&T channel lineups and the monthly rates charged for each class of service in the CATV Systems, which information is true and correct in all material respects, in each case, as of the applicable dates specified therein and subject to any qualifications set forth therein. Except as described in Schedule 3.07(j) of Cablevision's Disclosure Schedule, each CATV System is providing all channels, stations and signals reflected as being carried on the CATV Systems on Schedule 3.07(j) of Cablevision's Disclosure Schedule.

              (k) Except as described in Schedule 3.07(k) of Cablevision's Disclosure Schedule, there is no overbuild of the CATV Systems at present, nor, to the knowledge of any Cablevision Entity, is any overbuild pending.

              (l) Except as set forth in Schedule 3.07(l) to Cablevision's Disclosure Schedule, the tangible personal property included in the Assets are in operating condition and repair (ordinary wear and tear excepted) and are suitable for continued use in the manner in which presently used in all material respects.

              (m) To the knowledge of the Cablevision Entities, each parcel of owned or leased Real Property and any improvements thereon (i) has access to and over public streets or private streets for which CSC MA has a valid right of ingress and egress, and (ii) conforms in its current use and occupancy to all zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use, other than, in the case of clauses (i) and (ii), exceptions or conformities that, individually or in the aggregate, do not materially detract from the value of the Real Property or which do not materially interfere with the present and continued use of such Real Property in the operation of the CATV Business.

         3.08 Labor Contracts and Actions.

              (a) CSC MA is not a party to any contract with any labor organization, nor has CSC MA agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the Employees with respect to the operation of the CATV Business.

              (b) CSC MA is not experiencing any strikes, work stoppages, significant grievance proceedings or, to the knowledge of any Cablevision Entity, claims of unfair labor practices filed with respect to the operation of the CATV Business.

         3.09 Employee Benefit Plans.

              (a) All "employee benefit plans" within the meaning of Section 3(3) of ERISA covering Employees, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, and other benefit plans, contracts or arrangements covering Employees (collectively, the "Benefit Plans") are listed in Schedule 3.09 of Cablevision's Disclosure Schedule. True and complete copies of all Benefit Plans and all amendments thereto have been provided or made available to AT&T.
         Schedule 3.09 of Cablevision's Disclosure Schedule also lists all multiemployer plans covering Employees.

              (b) All Benefit Plans, to the extent subject to ERISA, are in substantial compliance with ERISA. There is no material pending or, to the knowledge of any Cablevision Entity, threatened litigation relating to the Benefit Plans. No Cablevision Entity has engaged in a transaction with respect to any Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject a Cablevision Entity to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount that would be material.

              (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Cablevision Entity with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or the single-employer plan of any ERISA Affiliate of any Cablevision Entity. No Cablevision Entity has incurred and none expects to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Benefit Plan subject to Title IV of ERISA or by any ERISA Affiliate of any Cablevision Entity within the 12-month period ending on the date hereof.

              (d) Neither any Benefit Plan nor any single-employer plan of an ERISA Affiliate of a Cablevision Entity has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. No Cablevision Entity has provided, nor is it required to provide, security to any Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

         3.10 Contracts. Except as set forth in Schedule 3.10 of Cablevision's Disclosure Schedule, there are no defaults by any Cablevision Entity under the Contracts (nor has any Cablevision Entity received written notice of a threatened default or notice of default) which would reasonably be expected, individually or in the aggregate, to have a Cablevision Material Adverse Effect, and no Cablevision Entity knows of any default by any other party to a Contract which would reasonably be expected, individually or in the aggregate, to have a Cablevision Material Adverse Effect.

         3.11 Legal and Governmental Proceedings and Judgments. Except as may affect the cable television industry generally in the United States or in the Commonwealth of

Massachusetts, or as set forth in Schedule 3.11 of Cablevision's Disclosure Schedule, there is no legal action or proceeding, pending or, so far as is known to any Cablevision Entity, any investigation pending or threatened against any Cablevision Entity, the CATV Business or the Assets, nor is there any Judgment outstanding against CSC MA or to or by which CSC MA, any of the Assets or the CATV Business is subject or bound, which (a) results in any modification, termination, suspension, impairment or reformation of any CATV Instrument or Contract or any right or privilege thereunder in a manner that would reasonably be expected to have a Cablevision Material Adverse Effect, or (b) materially adversely affects the ability of any Cablevision Entity to consummate any of the transactions contemplated hereby.

         3.12 Finders and Brokers. Holdings has employed Bear Stearns & Co. Inc. and Merrill Lynch & Co. as its brokers in the sale provided herein and will pay and discharge the claim thereof for commission or expense reimbursement in connection therewith. No Cablevision Entity has entered into any other contract, arrangement or understanding with any Person or firm, nor is it aware of any claim or basis for any claim based upon any act or omission of Holdings or any of its affiliates, which may result in the obligation of AT&T or CSC MA to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         3.13 Securities Law Matters.

              (a) Holdings (i) understands that the Common Stock Consideration has not been registered under the Securities Act or under any state securities law or Blue Sky Law of any jurisdiction ("Blue Sky Law") and that the Common Stock Consideration is being offered and sold in reliance upon federal and State exemptions for transactions not involving a public offering; (ii) is an "accredited investor" as that term is defined under Rule 501 promulgated under the Securities Act;
         (iii) has received the AT&T SEC Documents and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Common Stock Consideration;
         (iv) is able to bear the economic risk in holding the Common Stock Consideration; and (v) is acquiring the Common Stock Consideration solely for investment and not with a view to the distribution or resale thereof; provided that, in each case, Holdings may sell all or part of the Common Stock Consideration pursuant to an effective registration statement or an exemption from registration under the Securities Act or may enter into transactions that have the effect of "monetizing" or hedging its ownership of the Common Stock Consideration pursuant to an effective registration statement or an exemption from registration under the Securities Act. The term "solely for investment" used in this Section has the meaning given to that term for purposes of determining the availability of an exemption from registration under Section 4(2) of the Securities Act.

              (b) Holdings will not sell, assign, transfer or otherwise dispose of the Common Stock Consideration without registration under the Securities Act and under applicable Blue Sky Law unless an exemption from registration thereunder is available. Holdings acknowledges that the stock certificates evidencing such Common Stock Consideration will bear a legend to the effect of the foregoing.

              (c) AT&T understands that Holdings and its Affiliates intend to, and nothing in this Section 3.13 shall restrict in any way Holdings' or its Affiliates' ability to, issue securities which may be convertible into or exchangeable for all or a portion of the Common Stock Consideration.

         3.14 No Vote Required. No vote of the holders of any class or series of capital stock of Cablevision Parent is required to approve this Agreement and the transactions contemplated hereby.

4.   REPRESENTATIONS AND WARRANTIES OF AT&T.

         To induce the Cablevision Entities to enter into this Agreement, AT&T represents and warrants to the Cablevision Entities as follows:

         4.01 Organization and Authority of AT&T Entities. Each of the AT&T Entities is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate power and authority necessary to carry on its business as presently conducted. Each of the AT&T Entities is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary except for those jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have, an AT&T Material Adverse Effect.

         4.02 Legal Capacity: Approvals and Consents.

              (a) Authority and Binding Effect. Each AT&T Entity has all requisite corporate power and authority to execute, deliver and perform the Transaction Documents to which it is a party, and the transactions contemplated hereby and thereby, and to approve, adopt and consummate the Merger to which it is a party. Each AT&T Entity has duly taken all corporate and shareholder actions necessary to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Without limiting the foregoing, any actions of the directors or stockholders of any AT&T Entity required to approve and adopt the Transaction Documents to which it is a party have been duly taken in accordance with the requirements of the DGCL and no further action of the directors or stockholders of any AT&T Entity is required in order to consummate the Merger. The Transaction Documents have been duly executed and delivered by each AT&T Entity that is a party thereto and are the valid and binding obligations of each AT&T Entity that is a party thereto enforceable in accordance with their respective terms, except as such enforceability may be affected by laws of bankruptcy, insolvency, reorganization and creditors' rights generally and by the availability of equitable remedies.

              (b) No Breach or Violation. The execution, delivery and performance of the Transaction Documents do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of an AT&T Entity; or (ii) conflict with or result in a breach or violation by any AT&T Entity of or constitute a default by any AT&T Entity under any Law, Judgment or Contract to which any AT&T Entity is a party or by which any AT&T Entity is subject or bound or may be affected, except for any contravention, conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have an AT&T Material Adverse Effect.

         4.03 Legal and Governmental Proceedings and Judgments. Except as may affect the cable television industry generally in the United States or in the State of New York, there is no legal action or proceeding pending or, to the knowledge of any AT&T Entity, threatened against or otherwise involving any AT&T Entity, nor are there any Judgments outstanding against any AT&T Entity or to or by which any AT&T Entity is, or may be, subject or bound which materially adversely affect the ability of the AT&T Entities to consummate the transactions contemplated hereby.

         4.04 Finders and Brokers. No AT&T Entity has entered into any contract, arrangement or understanding with any Person, and is not aware of any claim or basis for any claim based upon any act or omission of any AT&T Entity or any of its affiliates, which may result in the obligation of any Cablevision Entity to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         4.05 AT&T Consents. Assuming that all of the consents referenced in
Schedule 3.02 of Cablevision's Disclosure Schedule have been obtained, other than approval and filings as required under the HSR Act and Rules, the federal securities laws or State securities laws or the rules or regulations of any exchange on which the AT&T Common Stock is listed or quoted, no consent, order, authorization, waiver, approval or any other action by, or registration, declaration or filing with, any third party or Governmental Authority is required for AT&T to execute and deliver the Transaction Documents, other than such consents, orders, authorizations, approvals or other actions that, if not received, would not materially adversely affect the ability of the AT&T Entities to consummate the transactions contemplated hereby.

         4.06 Obtaining Consents. No AT&T Entity is aware of, or has any reason to believe there is, any reason relating to any AT&T Entity that any Governmental Authority or other party whose consent is required or contemplated hereunder would refuse to consent to the transfer of the CATV Instruments or any rights of any Cablevision Entity thereunder or would condition the granting of any such consent on the performance by any Cablevision Entity or AT&T Entity of any material obligation not expressly set forth herein, except such conditions as may affect the cable television industry generally in the United States or in the Commonwealth of Massachusetts.

         4.07 AT&T Stock.

              (a) The Common Stock Consideration has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

              (b) As of the date hereof, the authorized capital stock of AT&T consists of (a) 6,000,000,000 shares of AT&T Common Stock and (b) 100,000,000 shares of preferred stock, $1.00 par value per share. All of the outstanding shares of capital stock of AT&T are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of AT&T is entitled to preemptive rights. As of the close of business on February 29, 2000, 3,194,755,604 shares of AT&T Common Stock and no shares of AT&T preferred stock were issued and outstanding. Except as disclosed in the AT&T SEC Documents, all outstanding shares of capital stock of the Significant Subsidiaries (as defined for purposes of Regulation S-X under the Exchange Act) of AT&T are owned by AT&T or a direct or indirect wholly owned subsidiary of AT&T, free and clear of all Encumbrances. As of the close of business on February 29, 2000, there were outstanding employee options to acquire no more than 165,178,946 shares of Capital Stock of AT&T. Except as disclosed in AT&T SEC documents, there are no other options or rights to acquire Capital Stock or Voting Securities of AT&T (collectively, "AT&T Securities") and there are no other securities of AT&T convertible into or exchangeable for shares of Capital Stock or Voting Securities of AT&T.

         4.08 SEC Filings.

              (a) AT&T has delivered or made available to Holdings (i) AT&T's annual report on Form 10-K for its fiscal year ended December 31, 1998, including all amendments thereto; and (ii) all of its other reports, statements, schedules and registration statements filed with the SEC pursuant to the Exchange Act since December 31, 1998 (the documents, as amended, referred to in this Section 4.08(a) collectively, the "AT&T SEC Documents").

              (b) As of its filing date, each AT&T SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, except as the same may have been corrected, updated or superceded by means of a subsequent filing with the SEC prior to the date of this Agreement.

              (c) As of its filing date, each AT&T SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except as the same may have been corrected, updated or superceded by means of a subsequent filing with the SEC prior to the date of this Agreement.

         4.09 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of AT&T included in the AT&T SEC Documents fairly present, in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of AT&T and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, changes in stockholder's equity and cash flows for the periods then ended (subject to the omission of notes and to normal year-end adjustments in the case of any unaudited consolidated interim financial statements).

         4.10 Absence of Certain Changes. Since September 30, 1999, except as set forth in the AT&T SEC Documents, there has not been any change in the financial condition, properties, business or results of operations of AT&T and the AT&T Subsidiaries or any event or development or combination of events or developments that, individually or in the aggregate, has had or would reasonably be expected to have an AT&T Material Adverse Effect.

         4.11 No Vote Required. No vote of the holders of any class or series of Capital Stock of AT&T is necessary to approve this Agreement and the transactions contemplated hereby.

         4.12 Private Offering. Based on the representations set forth in
Section 3.13, the offer, issuance and delivery to Holdings pursuant to the terms of this Agreement of the Common Stock Consideration is exempt from registration under the Securities Act.

         4.13 Ownership of Merger Sub; No Prior Activities. Merger Sub was formed by AT&T solely for the purpose of engaging in the Merger and it has not engaged in any other activities. As of the date hereof and the Effective Time, all of the Capital Stock of Merger Sub is and will be owned directly by AT&T, and there are (a) no other shares of Capital Stock or other voting securities of Merger Sub, (b) no securities of Merger Sub convertible into or exchangeable for shares of Capital Stock or other voting securities of Merger Sub, and (c) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any Capital Stock, other voting securities or securities convertible into or exchangeable for Capital Stock or other voting securities of Merger Sub.

         4.14 Tax Matters. Neither AT&T nor any of its affiliates has taken or agreed to take any action, nor do its executive officers have any actual knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

5.   COVENANTS PENDING CLOSING.

         5.01 Business of Cablevision Entities. From the date hereof to the Closing Date, and except as otherwise consented to or approved by AT&T in writing (which consent shall not be unreasonably withheld), the Cablevision Entities covenant and agree as follows:

              (a) Business in Ordinary Course. Except as otherwise provided herein, CSC MA shall conduct the CATV Business in the ordinary course (including, without limitation, to rebuild the total number of plant miles in the CATV System planned to be upgraded during the 2000 fiscal year in Schedule 1.01(e) of Cablevision's Disclosure Schedule in accordance with the Upgrade Specifications), consistent with past practices and will not engage in any material transaction, including, without limitation, entering into or amending in any material respect any CATV Instrument or Contract or making any material advance or expenditure, other than in the ordinary course of business, nor change in any material respect its business policies or practices. CSC MA shall use its reasonable commercial efforts to preserve the CATV Business intact, to retain the services of its present employees and agents, and preserve its business relationships with, and the goodwill of, its customers, suppliers and others and use commercially reasonable efforts to maintain in full force and effect policies of insurance with respect to the CATV Business consistent in all material respects with past practices. The Cablevision Entities shall pay before delinquent all taxes and other charges upon or against CSC MA or any of their respective properties or income, file when due all tax returns and other reports required by Governmental Authorities and pay when due all liabilities except those which it chooses to contest in good faith and by appropriate proceedings.

              (b) Books and Records. CSC MA shall maintain its books, accounts and records in the usual, regular and ordinary manner.

              (c) Litigation During Interim Period. Holdings will advise AT&T in writing promptly of the assertion, commencement or threat of any claim, litigation, labor dispute, proceeding or investigation in which the CATV Business or CSC MA may be affected and which (i) would reasonably be expected to have a Cablevision Material Adverse Effect, (ii) involves exposures reasonably likely to exceed $5,000,000, or (iii) relates to the transactions contemplated hereby. In addition, Holdings will use reasonable commercial efforts to advise AT&T in writing promptly of the commencement of litigation or other proceeding against CSC MA or the CATV Business or Holdings' receipt of written notice of any such matter which is likely to exceed $1,000,000 of exposure affecting CSC MA or the CATV Business.

              (d) Material Contracts. Holdings shall promptly deliver to AT&T copies of (i) all CATV Instruments and (ii) all Contracts that are, in the case of each of clauses (i) and (ii), entered into prior to the Closing and that would have been required to be disclosed in Cablevision's Disclosure Schedule if signed prior to the date of this Agreement.

              (e) Financial Information. Holdings will promptly deliver to AT&T copies of its monthly management reports on operations with respect to the operation of the CATV Business prepared in the ordinary course of business.

              (f) 626 Filings. CSC MA will timely file a notice of renewal under
         Section 626 of the Cable Act with the appropriate Governmental Authority with respect to any CATV Instrument that will expire within 30 months after any date between the date of this Agreement and the Closing Date.

              (g) Franchise Renewals. Each Cablevision Entity will consult with AT&T concerning any proceedings for or negotiations with respect to any cable television franchise relating to the CATV Business that is subject to renewal between the date of this Agreement and the Closing Date.

              (h) Negative Covenants. The Cablevision Entities will not, with respect to the CATV Business:

                   (i) make any election with respect to any cost of service proceeding other than a network upgrade cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding with respect to any CATV System;

                   (ii) except as contemplated by this Agreement, sell, transfer or assign any of the Assets necessary or useful for the operation of the CATV Business or permit the creation of an Encumbrance (other than a Permitted Encumbrance) on any of the Assets, except, in each case, in the ordinary course of business;

                   (iii) except as disclosed in Schedule 5.01(h)(iii) of Cablevision's Disclosure Schedule, decrease the rate charged for any level of services, in each case, except to the extent required under the 1992 Cable Act or any other Law; provided, however, that if rates are decreased in order to so comply, Holdings will provide AT&T with copies of any FCC forms (even if not filed with any Governmental Authority) that CSC MA used to determine that the new rates were required;

                   (iv) convert any CATV Systems to any billing system or otherwise change in any material respect billing arrangements for any of the CATV Systems;

                   (v) except as contemplated by this Agreement, enter into any Contract of any kind relating to the CATV Business that individually or in the aggregate call for payments or otherwise involve expenditures to or by CSC MA in excess of $100,000 in any year, except for (A) the renewal of Contracts that would, but for such renewal, terminate in accordance with their terms prior to Closing, (B) any Contract that would by its terms be terminable without termination fee or cost not later than 60 days after Closing, and (C) any Contract that is part of the implementation of Schedule 1.01(e) of Cablevision's Disclosure Schedule, and that (1) is terminable on 30 days' or less notice without further cost or obligation to the counterparty or (2) does not require further performance by CSC MA after the Closing Date;

                   (vi) enter into, modify or amend any Contract for any fiber or fiber capacity lease or use arrangements in any of the Cablevision CATV Systems;

                   (vii) (A) sell or pledge or agree to sell or pledge any Capital Stock owned by it in any Subsidiary of CSC MA, (B) amend or propose to amend the Certificate of Incorporation or by-laws of CSC MA,
         (C) split, combine or reclassify CSC MA's outstanding Capital Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Capital Stock of CSC MA or declare, set aside or pay any dividend or other distribution payable in cash, stock or property (except cash dividends in the ordinary course consistent with past practice), or (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of Capital Stock of CSC MA;

                   (viii) except as contemplated by this Agreement, (A) issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, Capital Stock of CSC MA, or any option, rights or warrants to acquire, or securities convertible into, shares of Capital Stock of CSC MA or any stock appreciation rights or similar rights, (B) create, assume or incur any additional indebtedness for borrowed money, except pursuant to credit facilities in effect as of the date hereof, or (C) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, except that CSC MA may acquire Assets, or interests therein, in the ordinary course of business;

                   (ix) take any action that would or would reasonably be expected to prevent or materially impair the ability of any Cablevision Entity or AT&T Entity to consummate the transactions contemplated by the Transaction Documents; provided, that neither Holdings nor CSC MA shall be in breach of this Section 5.01(h)(ix) if a Governmental Authority takes any action (including the issuance of any order or entering of any consent decree or similar Judgment) that would prevent or materially impair the ability of any Cablevision Entity or AT&T Entity to consummate the transactions contemplated by the Transaction Documents; and provided, further, that at the time that Holdings or CSC MA becomes aware that any Governmental Authority has taken any action described in the immediately preceding proviso, Holdings shall promptly notify AT&T of such action and AT&T may (if it so elects by giving written notice to Holdings within ten days after receipt of such notice) terminate this Agreement under Section 12.02 hereof;

                   (x) take any action that would make any representation or warranty of any Cablevision Entity hereunder inaccurate in any material respect as of the Closing; or

                   (xi) agree to do any of the foregoing.

         5.02 Business of AT&T Entities. From the date hereof to the Closing Date, and except as otherwise consented to or approved by Holdings in writing (which consent shall not be unreasonably withheld) the AT&T Entities covenant that AT&T will advise the Cablevision Entities in writing promptly of the assertion, commencement or threat of any claim, litigation, labor dispute, proceeding or investigation in which AT&T or any of its affiliates is a party and which (a) would reasonably be expected to have an AT&T Material Adverse Effect, or (b) relates to the transactions contemplated hereby.

         5.03 Access to Information.

              (a) Access by AT&T. Between the date of this Agreement and the Closing, AT&T and its agents shall have reasonable access during normal business hours to all of the properties, books, reports, records, CATV Instruments and Contracts of the Cablevision Entities with respect to the CATV Business, and Holdings shall furnish

         AT&T with all information it may reasonably request; provided that no investigation pursuant to this Section 5.03(a) shall affect or be deemed to modify any representation or warranty made by any Cablevision Entity. All information obtained by AT&T pursuant to this Agreement and in connection with the negotiation hereof shall be used by AT&T solely for purposes related to this Agreement and the Merger and, in the case of nonpublic information, shall, except as may be required for the performance of this Agreement or by Law, be kept in strict confidence by AT&T in accordance with the terms of the Confidentiality Agreement dated October 8, 1999 between AT&T and Cablevision Parent.

              (b) Access by Holdings. Prior to Closing, AT&T will cooperate with Holdings and its agents in connection with reasonable due diligence by Holdings with respect to its investment in the AT&T Common Stock, subject to applicable law. Subsequent to the Closing, AT&T shall preserve and give to Holdings and its agents reasonable access during normal business hours to all of the books, reports, records, CATV Instruments and Contracts from files and records of the Cablevision Entities at the time of Closing, for the purposes of the preparation of tax returns, the preparation of the Preliminary Adjustment Statement, the defense of any claims asserted or which may be asserted with respect to which a Cablevision Entity is the Indemnitor as contemplated by the Agreement, or other proper business purposes.

         5.04 Covenants of AT&T. From and after the date of this Agreement until the Closing Date, AT&T shall not, nor shall it permit any AT&T Subsidiary to:

              (a) take any action that would or would reasonably be expected to prevent or materially impair the ability of any Cablevision Entity or AT&T Entity to consummate the transactions contemplated by the Transaction Documents; provided, that neither AT&T nor any AT&T Subsidiary shall be in breach of this Section 5.04(i) if a Governmental Authority takes any action (including the issuance of any order or entering of any consent decree or similar Judgment) that would prevent or materially impair the ability of any Cablevision Entity or AT&T Entity to consummate the transactions contemplated by the Transaction Documents; and provided, further, that at the time that AT&T or any AT&T Subsidiary becomes aware that a Governmental Authority has taken any action described in the immediately preceding proviso, AT&T shall promptly notify Holdings of such action and Holdings may (if it so elects by giving written notice to AT&T within ten days after receipt of such notice) terminate this Agreement under Section 12.02 hereof;

              (b) take any action that would make any representation or warranty of any AT&T Entity hereunder inaccurate in any material respect as of the Closing; or

              (c) agree or commit to do any of the foregoing.

         5.05 Certificate of Merger. The Cablevision Entities and the AT&T Entities covenant and agree to file or cause to be filed, the Certificate of Merger as provided in Section 2.01(b).

         5.06 Excluded Assets and Excluded Liabilities. Prior to the Effective Time, CSC MA shall (a) sell, transfer, assign, distribute or otherwise convey to another Person or terminate the Excluded Assets, and (b) pay, transfer, extinguish or otherwise relieve itself of its obligation to pay the Excluded Liabilities, in each case, in a manner that does not allow for any post-Closing liability, cost or obligation (in the case of Excluded Liabilities) or right (in the case of Excluded Assets) on the part of AT&T or CSC MA.

         5.07 Upgrade Remedies. The parties agree that notwithstanding any covenant by the Cablevision Entities in this Agreement to accomplish the planned upgrade activities, the Upgrade Adjustment mechanism provided for in this Agreement shall be the sole consequence and remedy with respect to a failure to comply with such covenant.

         5.08 Holdings Note. The Cablevision Entities will not modify, amend or supplement the Holdings Note.

6.   DELIVERIES AT CLOSING.

         6.01 Deliveries by Holdings. At the Closing, Holdings will deliver or cause to be delivered to AT&T:

              (a) A certificate signed by a principal officer of Holdings, dated as of the Closing, representing and certifying as to the matters set forth in Sections 7.03 and 7.04.

              (b) An opinion of Cablevision's Counsel, substantially in the form of Exhibit D hereto.

              (c) Evidence in form and substance reasonably satisfactory to AT&T that receipt of the required consents and approvals listed in Schedule
         3.02 of Cablevision's Disclosure Schedule and required as conditions to the transactions contemplated hereunder have been obtained and remain in effect.

              (d) A certificate, dated the Closing Date, signed by a Secretary or an Assistant Secretary of each Cablevision Entity certifying that attached thereto are true, complete and correct copies of (i) such Cablevision Entity's certificate of incorporation and by-laws, (ii) a specimen of the stock certificate of CSC MA, and (iii) the resolutions duly adopted by the board of directors (and, if applicable, the stockholders) of each Cablevision Entity authorizing the execution and delivery of the Transaction Documents to which such Cablevision Entity is a party and approving and adopting this Agreement.

              (e) The stock certificates and corporate record books of CSC MA.

              (f) The Registration Rights Agreement in the form of Exhibit C hereto.

              (g) The Evidence of Transfer or Termination of Excluded Assets and Excluded Liabilities in the form of Exhibit F hereto.

         6.02 Deliveries by AT&T. At the Closing, AT&T will deliver or cause to be delivered to Holdings:

              (a) The Common Stock Consideration as provided in Section 2.02.

              (b) A certificate signed by a principal officer of AT&T, dated as of the Closing, representing and certifying as to the matters set forth in Sections 8.03 and 8.04.

              (c) An opinion of AT&T's Counsel, substantially in the form of Exhibit E hereto.

              (d) A certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of each AT&T Entity certifying that attached thereto are true, complete and correct copies of (i) such AT&T Entity's certificate of incorporation and by-laws, (ii) a specimen of the stock certificate for the AT&T Common Stock, and (iii) resolutions duly adopted by the board of directors (and, if applicable, the stockholders) of each AT&T Entity authorizing the execution and delivery of the Transaction Documents to which such AT&T Entity is a party and approving and adopting this Agreement.

              (e) The Registration Rights Agreement in the form of Exhibit C hereto.

7.   CONDITIONS TO THE OBLIGATIONS OF THE AT&T ENTITIES.

         The obligations of the AT&T Entities to complete the transactions provided for herein are subject to the fulfillment of all of the following conditions any of which may be waived in writing by AT&T.

         7.01 Waiting Period; Receipt of Consents.

              (a) The waiting period, if any, under the HSR Act and Rules, as the same may have been extended, shall have expired or been terminated without action taken to prevent the consummation of the transactions contemplated hereby.

              (b) All of the approvals and consents described in Schedule 3.02 of Cablevision's Disclosure Schedule marked with an asterisk or a dollar sign in Schedule 3.02 of Cablevision's Disclosure Schedule shall have been obtained and shall be in full force and effect; provided that this condition, to the extent it relates to required approvals and consents of Governmental Authorities for cable franchises, will be deemed to be satisfied when (i) with respect to cable franchises which represent, in aggregate, not less than 90% of the Basic Subscribers of the CATV Systems, such approvals and consents (A) have been received, or (B) are deemed to have been received in accordance with Section 617 of the Communications Act (47 U.S.C. Section 537), or (C) are not required under the applicable CATV Instrument, and (ii) any applicable waiting period (including extensions thereof) has expired with respect to the FCC Form 394 filed in connection with the requests for consent to the transfer of the cable franchises for which required approvals and consents have not then been obtained.

         7.02 Authority. All actions under the documents governing the Cablevision Entities necessary to authorize (a) the execution and delivery of the Transaction Documents by the Cablevision Entities and the performance by them of their obligations hereunder and thereunder, and (b) the consummation of the transactions contemplated hereby, shall have been duly and validly taken by the Cablevision Entities and shall be in full force and effect on the Closing Date.

         7.03 Performance. The Cablevision Entities shall have performed in all material respects their agreements and covenants under the Transaction Documents (including, without limitation, their covenants in Article 5 of this Agreement to the extent such are required to be performed at or prior to the Closing).

         7.04 Absence of Breach of Warranties and Representations. The representations and warranties of the Cablevision Entities contained in this Agreement, without regard to any references based on "Material Adverse Change" or "materiality" contained therein, shall be true and correct in all respects when made and on and as of the Closing Date with the same force and effect as if made on and as of such date, except (a) to the extent that such representations and warranties describe a condition at a specified time or on a specified date (in which event such representations and warranties shall be true and correct in all material respects at such specified time or date or when made, as applicable) or are affected by the conclusion of the transactions permitted or contemplated hereby or the conduct of the CATV Business in accordance with
Article 5 hereof between the date hereof and the Closing Date, or (b) where the failure of such representations and warranties to be true and correct, individually or in the aggregate, does not have, has not had and would not reasonably be expected to have, a material adverse effect on the Cablevision Entities' ability to consummate the transaction contemplated hereby or a Cablevision Material Adverse Effect.

         7.05 No Cablevision Material Adverse Change. Since September 30, 1999 and except as set forth on Schedule 3.04 of Cablevision's Disclosure Schedule, there has not been any change in the financial condition, properties, business or results of operations of the CATV Business or any event or development or combination of events or developments that, individually or in the aggregate, has had or would reasonably be expected to have a Cablevision Material Adverse Effect.

         7.06 Absence of Proceedings. No Judgment shall have been issued, and no action or proceeding shall have been instituted by, any Governmental Authority enjoining or preventing the consummation of the transactions contemplated hereby.

         7.07 FIRPTA Certificate. Holdings shall have delivered to AT&T a certification of Holdings' non-foreign status in the form attached as
Schedule 7.07.

         7.08 MediaOne Closing. The closing of the merger pursuant to the Agreement and Plan of Merger, dated as of May 6, 1999, as amended, by and among AT&T Corp., Meteor Acquisition Inc. and MediaOne Group, Inc. shall have occurred.

8.   CONDITIONS TO THE OBLIGATIONS OF THE CABLEVISION ENTITIES.

         The obligations of the Cablevision Entities to complete the transactions provided for herein are subject to the fulfillment of all of the following conditions, any of which may be waived in writing by Holdings.

         8.01 Waiting Period; Receipt of Consents.

              (a) The waiting period, if any, under the HSR Act and Rules, as the same may have been extended, shall have expired or been terminated without action taken to prevent the consummation of the transactions contemplated hereby.

              (b) All of the approvals and consents described in Schedule 3.02 of Cablevision's Disclosure Schedule marked with an asterisk in
         Schedule 3.02 of Cablevision's Disclosure Schedule shall have been obtained and shall be in full force and effect; provided that this condition, to the extent it relates to required approvals and consents of Governmental Authorities for cable franchises, will be deemed to be satisfied when (i) with respect to cable franchises which represent, in the aggregate, not less than 90% of the Basic Subscribers of the CATV Systems, such approvals and consents (A) have been received, or (B) are deemed to have been received in accordance with Section 617 of the Communications Act (47 U.S.C. Section 537), or (C) are not required under the applicable CATV Instrument, and (ii) any applicable waiting period (including extensions thereof) has expired with respect to the FCC Form 394 filed in connection with the requests for consent to the transfer of the cable franchises for which required approvals and consents have not then been obtained.

         8.02 Authority. All actions under the documents governing the AT&T Entities necessary to authorize (a) the execution and delivery of the Transaction Documents by the AT&T Entities and the performance by them of their obligations hereunder and thereunder and (b) the consummation of the transactions contemplated hereby, shall have been duly and validly taken by the AT&T Entities and shall be in full force and effect on the Closing Date.

         8.03 Performance. The AT&T Entities shall have performed in all material respects their agreements and covenants under the Transaction Documents (including, without limitation, their covenants in Article 5 of this Agreement to the extent such are required to be performed at or prior to the Closing).

         8.04 Absence of Breach of Representations and Warranties. The representations and warranties of the AT&T Entities contained in this Agreement, without regard to any references based on "Material Adverse Change" or "materiality" contained therein, shall be true and correct in all respects when made and on and as of the Closing Date with the same effect as if made on and as of such date, except (a) to the extent such representations and warranties describe a condition at a specified time or on a specified date (in which event such representations and warranties shall be true and correct in all material respects at such specified time or date or when made, as applicable) or are affected by the conclusion of the transactions permitted or contemplated hereby, or (b) where the failure of such representations and warranties to be true and correct, individually or in the aggregate, does not have, has not had and would not reasonably be expected to have, a material adverse effect on the AT&T Entities' ability to consummate the transactions contemplated by this Agreement or an AT&T Material Adverse Effect.

         8.05 Absence of Proceedings. No Judgment shall have been issued, and no action or proceeding shall have been instituted by, any Governmental Authority enjoining or preventing the consummation of the transactions contemplated hereby.

         8.06 No AT&T Material Adverse Change. Since September 30, 1999 and except as set forth in the AT&T SEC Documents, there has not been any change in the financial condition, properties, business or results of operations of AT&T and the AT&T Subsidiaries or any event or development or combination of events or developments that, individually or in the aggregate, has had or would reasonably be expected to have an AT&T Material Adverse Effect.

9.   COVENANTS.

         9.01 Compliance with Conditions. Each of the parties hereto covenants and agrees with the other to exercise reasonable commercial efforts to perform, comply with and otherwise satisfy each and every one of the conditions to be satisfied hereunder, and each party shall use reasonable commercial efforts to notify promptly the other if it shall learn that any conditions to performance of either party will not be fulfilled.

         9.02 Compliance with HSR Act and Rules.

              (a) Each of the parties hereto will use its reasonable commercial efforts to comply promptly with any applicable requirements under the HSR Act and Rules relating to filing and furnishing of information to the FTC and the Antitrust Division of the DOJ, the parties' actions to include, without limitation, (i) filing or causing to be filed the HSR Report required to be filed by them, or by any other Person that is part of the same "person" (as defined in the HSR Act and Rules) or any of them, and taking all other action required by the HSR Act or Rules;
         (ii) coordinating the filing of such HSR Reports (and exchanging mutual information required to be disclosed therein) so as to present both HSR Reports to the FTC and the DOJ at the time selected by the mutual agreement of Holdings and AT&T, and to avoid substantial errors or inconsistencies between the two in the description of the transaction; and (iii) using their reasonable commercial efforts to comply with any additional request for documents or information made by the FTC or the DOJ or by a court and assisting the other parties to so comply.

              (b) Notwithstanding anything herein to the contrary, in the event that the consummation of the transactions contemplated hereby is challenged by the FTC or the DOJ or any agency or instrumentality of the federal government by an action to stay or enjoin such consummation, then either AT&T or Holdings shall have the right to terminate this Agreement unless the other of such parties, at its sole cost and expense, elects to contest such action, in which case the noncontesting party shall cooperate with the contesting party and assist the contesting party, as reasonably requested, to contest such action until such time as either party terminates this Agreement under this Section 9.02 or Article 12. In the event that such a stay or injunction is granted (preliminary or otherwise), then either AT&T or Holdings may terminate this Agreement by prompt written notice to the other. If any other form of equitable relief affecting any party is granted to the FTC, the DOJ or other such agency or instrumentality, then such party may terminate this Agreement by prompt written notice to the other party. To effectuate the intent of the foregoing provisions of this Section 9.02, the parties agree to exchange requested or required information in making the filings and in complying as above provided, and the parties agree to take all necessary steps to preserve the confidentiality of the information set forth in any filings including, without limitation, limiting disclosure of exchanged information to counsel for the nondisclosing party.

         9.03 Applications for Assignment of Contracts or CATV Instruments. In order to secure requisite consents or approvals of the transfer of control to AT&T of any Contracts or CATV Instruments, the AT&T Entities (with respect to CATV Instruments) and the Cablevision Entities (with respect to Contracts) shall proceed as promptly as practicable and in good faith and using reasonable commercial efforts, to prepare, file and prosecute such application or applications as may be necessary to obtain each such consent or approval. AT&T and Holdings shall use reasonable commercial efforts to promptly assist each other and shall take such prompt and affirmative actions as may be reasonably necessary in obtaining such approvals and shall cooperate with each other in the preparation, filing and prosecution of such applications as may be reasonably necessary, and agree to furnish all information required by the approving entity, and to be represented at such meetings or hearings as may be scheduled to consider such applications. Without limiting in any respect the foregoing, each party agrees to file mutually acceptable applications to all appropriate Governmental Authorities for all consents or approvals required to consummate the transactions hereunder within 45 days after the date of this Agreement. AT&T further agrees that it will not, without the prior written consent of Holdings, take any action to amend or that would amend or modify any application filed as provided in this Section 9.03 after the date that such application is accepted as complete.

         9.04 Records, Taxes and Related Matters.

              (a) The Cablevision Entities and the AT&T Entities shall each make their respective books and records (including work papers in the possession of their respective accountants) available for inspection by the other party, or by its duly authorized representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven-year period after the Closing Date with respect to all transactions of the CATV Business occurring prior to or relating to the Closing, and the historical financial condition, assets, liabilities, results of operation and cash flows of the CATV Business for any period prior to the Closing. As used in this Section 9.04, the right of inspection includes the right to make copies at the requesting party's expense for reasonable business purposes.

              (b) Holdings and AT&T each agrees that it shall take no action and, (i) in the case of AT&T, shall not cause or permit an affiliate or Subsidiary, including, following the Closing, CSC MA or a CSC Subsidiary, and (ii) in the case of Holdings, shall not cause or permit an affiliate or Subsidiary of Cablevision Parent or Holdings, including Cablevision Parent, to take any action which would cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and that it and its respective affiliates shall file all Tax Returns in a manner consistent with the qualification of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (c) Following the Closing, Cablevision Parent and Holdings will give access to AT&T, its counsel, accountants and other authorized representatives during normal business hours to Cablevision Parent's and Holdings' materials, books, records and documents which relate to the operations of CSC MA or any CSC Subsidiary for any reasonable business purpose (including the preparation of Tax reports and Returns and the preparation of financial statements). Such access will be subject to the generally applicable document retention policies of Cablevision Parent and Holdings and reasonable advance written notice, conducted in a manner that is not disruptive of Cablevision Parent and Holdings. AT&T will have the right to make copies of such materials at its own expense.

         9.05 Subscriber Billing Services. Holdings will provide or cause to be provided to AT&T, upon request, customer billing services, at a cost to AT&T equal to Holdings' cost, and otherwise on terms and conditions reasonably satisfactory to each party, and access to and the right to use its billing system computers, software and related fixed assets in connection with the CATV Systems acquired by AT&T for a period of up to 120 days following the Closing to allow for conversion of existing billing arrangements. AT&T will notify Cablevision at least 30 days prior to the expected Closing Date as to whether it desires such transitional billing services from Cablevision.

         9.06 Covenant Not to Compete. Holdings covenants and agrees that for a period of three years after Closing (or, if the maximum period permitted by law is less than three years, such shorter maximum period), Holdings will not, and will cause its Subsidiaries, Cablevision Parent and all Subsidiaries of Cablevision Parent not to, directly or indirectly, acquire, manage, operate or control, any terrestrial video cable television system, multichannel multipoint distribution system, satellite master antenna system or local multipoint distribution system within the Systems Area (or, if the maximum area permitted by law is smaller than the Systems Area, such smaller maximum area). Notwithstanding anything contained herein, (a) the ownership of securities of any company that is "publicly held" that do not constitute more than 5% of the voting rights or equity interests of such entity shall not constitute a violation of this covenant and (b) this Section 9.06 shall not be construed to restrict ownership, acquisition, management, operation or control of entities with respect to the direct broadcast satellite business or wireless services business or ownership, acquisition, management, operation or control of licenses relating to the foregoing, regardless of the services provided by such entities or the spectrum utilized by them. The parties hereto each acknowledges that in view of the uniqueness of the subject matter of this Section 9.06, a breach of the provisions of this Section 9.06 may result in irreparable injury and the parties would not have an adequate remedy at law for money damages in the event that this Section 9.06 were not performed in accordance with its terms. Therefore the parties hereto agree that each party shall be entitled to specific enforcement of the terms of this Section 9.06 in addition to any other remedy to which a party may be entitled at law or in equity.

         9.07 Remaining Franchises. In the event that a Closing under this Agreement occurs without the receipt of all consents and approvals to transfer all franchises, the AT&T Entities and the Cablevision Entities covenant and agree to act in good faith to obtain the approval or consent of any Governmental Authorities that have not consented to the transfer of any franchises included in the CATV Business.

         9.08 Tax Matters.

              (a) All Persons within the Group shall, as of the Closing Date, terminate all tax allocation agreements or tax sharing agreements with respect to CSC MA and any CSC Subsidiary and shall ensure that such agreements are of no further force or effect as to CSC MA and any CSC Subsidiary on and after the Closing Date and there shall be no liability of CSC MA or any CSC Subsidiary under any such agreement.

              (b) Holdings will ensure that the federal consolidated return group of which Cablevision Parent is the common parent will not make an election under Treas. Reg. ss.1.1502-76(b)(2)(ii) (or similar provision for territorial, State, local or foreign law or regulations) to ratably allocate income of CSC MA or any CSC Subsidiary without the consent of AT&T, which consent shall not be unreasonably withheld.

              (c) Holdings will not, and will ensure that Cablevision Parent does not, and will cause CSC MA, and any CSC Subsidiary not to, take any of the following actions without the consent of AT&T, which consent shall not be unreasonably withheld: (i) make, revoke, or amend any Tax election relating to the taxation of CSC MA or a CSC Subsidiary, other than an election made in the ordinary course of business of CSC MA or a CSC Subsidiary; (ii) execute any waiver of restrictions on assessment or collection of any Taxes of CSC MA or a CSC Subsidiary, or (iii) enter into or amend any agreement or settlement with any Tax authority with respect to Taxes of CSC MA or a CSC Subsidiary or with respect to any other Person within the Group if such agreement or settlement would affect the Tax liability of CSC MA or a CSC Subsidiary.

         9.09 Allocation of Tax Liabilities and Tax Indemnification.

              (a) Payment of Taxes. Holdings will pay all Taxes of CSC MA and each CSC Subsidiary that may be due after the Closing Date that are allocable to taxable periods ending prior to or on the Closing Date ("Pre-Closing Tax Periods"). If, with respect to any Tax, the taxable period of CSC MA or any CSC Subsidiary begins before and ends after the Closing Date (a "Split-Tax Period"), the Tax (whether based on income, capital, ownership of property or otherwise) of CSC MA or such CSC Subsidiary for such Split-Tax Period will be allocated to (i) Holdings for the portion of such period up to and including the Closing Date, and (ii) AT&T, as the direct or indirect owner of CSC MA or such CSC Subsidiary for the portion of the period subsequent to the Closing Date. Taxes for a Split-Tax Period will be allocated between the portion of the period up to and including the Closing Date and the portion of the period following the Closing Date on the basis of a closing of the books as of the Closing Date (treating any transactions outside the ordinary course of business on the Closing Date occurring subsequent to the Closing as occurring after the Closing Date and treating any transactions outside the ordinary course of business that occur on the Closing Date but before the Closing, and treating all transactions related to this Agreement and the Exchange Agreement (including any other transactions undertaken in connection or in contemplation of such agreements) as occurring prior to the Closing), except that any such Tax imposed annually based on ownership of assets or similar Tax will be prorated based on the assessment year for the Tax for the period prior to and including the Closing Date and the period thereafter. Any credits relating to a taxable period that begins before and ends after the Closing Date will be taken into account based on a deemed closing of the books on the Closing Date, except that any credit provided on an annual basis without regard to activities during the period will be prorated based on the relative number of days in the period prior to and including the Closing Date and the number of days in the period following the Closing Date. All determinations necessary to give effect to the foregoing allocations will be made in a manner consistent with prior practice of the Persons within the Group. Holdings shall be entitled to all refunds or credits of Taxes of CSC MA and any CSC Subsidiary for Pre-Closing Tax Periods and for the portion of refunds or credits with respect to Taxes of CSC MA and any CSC Subsidiary for a Split-Tax Period allocable to the portion of the period that runs through the Closing Date. AT&T shall pay to Holdings the amounts described in the preceding sentence promptly following receipt of such refund or the determination of the amount of the credit. AT&T shall be entitled to all refunds or credits of taxes of CSC MA and any CSC Subsidiaries for the Split-Tax Period allocable to the portion of the period following the Closing Date and for the portion of all refunds or credits of taxes of CSC MA and any CSC Subsidiaries attributable to loss earned in a tax year beginning after the Closing Date ("Post-Closing Tax Period") but which is carried back to a Pre-Closing Tax Period or Split-Tax Period. Holdings shall pay to AT&T the amounts described in the preceding sentence promptly following receipt of such refund or the determination of the amount of the credit.

              (b) Payment of Taxes Related to the Transactions. Except as specified in Section 2.12, Holdings will pay all Taxes arising from or relating to the transactions contemplated by this Agreement.

              (c) Indemnification for Taxes. Notwithstanding any limitations on liability elsewhere in this Agreement, and without limiting the rights of the parties under Article 10, from and after the Closing Date, Holdings (or any successor in interest) will protect, defend, indemnify and hold harmless AT&T, CSC MA and any CSC Subsidiary from any and all Taxes which are imposed on CSC MA or any CSC Subsidiary in respect of its income, business, property or operations or for which CSC MA or any CSC Subsidiary may otherwise be liable (A) for any taxable period ending prior to the Closing Date and for any Pre-Closing Tax Period,
         (B) in respect of any Split-Tax Period to the extent of all Taxes allocated to Cablevision Parent and Holdings pursuant to

         Section 9.09(a), (C) by reason of the several liability of CSC MA and any CSC Subsidiary pursuant to Treasury Regulations section 1.1502-6 or any analogous State, local or foreign law or regulation or by reason of CSC MA or any CSC Subsidiary having been a member of any consolidated, combined or unitary group on or prior to the Closing Date, (D) as a result of CSC MA and any CSC Subsidiary ceasing to be a member of the affiliated group (within the meaning of Section 1504(a) of the Code) that includes Cablevision Parent or Holdings, (E) in respect of any Post-Closing Tax Period, attributable to events, transactions, sales, deposits, services or rentals occurring, received or performed in a Pre-Closing Tax Period, (F) in respect of any Post-Closing Tax Period, attributable to any change in accounting method employed by CSC MA, or any CSC Subsidiary during any of its four previous taxable years, (G) in respect of any Post-Closing Tax Period, attributable to any items of income or gain of a partnership reporting CSC MA or any CSC Subsidiary as a partner, to the extent such items are properly attributable to periods of the partnership ending on or before the Closing Date with such items calculated as if a closing of the partnership books occurred on the Closing Date, (H) as a result of any discharge of indebtedness or deemed discharge of indebtedness resulting from any capital contributions by Holdings (or an affiliate of Holdings) to CSC MA or any CSC Subsidiary of any intercompany indebtedness owed by CSC MA or any CSC Subsidiary to Holdings (or an affiliate of Holdings), and (I) except as specified in Section 2.12, with respect to any Tax arising from or relating to the transactions contemplated by this Agreement.

              (d) Returns for Pre-Closing Tax Periods. Holdings will file or cause to be filed when due all Tax Returns of CSC MA and any CSC Subsidiary for all tax periods of CSC MA and any CSC Subsidiary ending on or before the Closing Date that are filed on a consolidated, combined, or unitary basis by Cablevision Parent or Holdings. Such Tax Returns will be prepared in a manner consistent with past practice and, on such Tax Returns, no material positions will be taken, material elections made, or material methods adopted that are inconsistent with positions taken, elections made, or methods used in preparing similar Tax Returns in prior periods without the consent of AT&T which consent will not be unreasonably withheld. Holdings will furnish to AT&T copies of such Tax Returns of CSC MA and any CSC Subsidiary, on a separate company basis, within 30 days following the filing date. Holdings will prepare and send to AT&T as promptly as practicable, but at least five Business Days prior to the due date thereof (including extensions), all other Tax Returns that are required to be filed by CSC MA or any CSC Subsidiary for all Pre-Closing Tax Periods, and Holdings will file or cause to be filed when due such other Tax Returns. Such Tax Returns will be prepared in a manner consistent with past practice and, on such Tax Returns, no material positions will be taken, material elections made, or material methods adopted that are inconsistent with positions taken, elections made, or methods used in preparing similar Tax Returns in prior periods without the consent of AT&T, which consent will not be unreasonably withheld. For purposes of this paragraph, "material" shall mean any action resulting in a Tax liability in excess of $50,000.

              (e) Returns for Split-Tax Periods and Post-Closing Periods.

                   (i) AT&T will prepare and file all Tax Returns of CSC MA and any CSC Subsidiary for all Post-Closing Tax Periods.

                   (ii) With respect to any Tax Return for a Split-Tax Period, at least 30 days before the due date (including extensions) of such Tax Return, AT&T will deliver to Holdings a copy of such Tax Return and a statement setting forth the amount of Taxes for which Holdings is responsible pursuant to this Agreement (the "Statement"). Holdings will have the right to review and approve or disapprove such Tax Return and the Statement prior to the filing of such Tax Return. Such a Tax Return will not be filed prior to the due date thereof unless Holdings has previously indicated its approval or disapproval of such Tax Return. If Holdings disapproves of any information in such Tax Return or Statement, it will describe such dispute with reasonable detail in a written notice delivered to AT&T within 10 business days after its receipt of the Statement and Tax Return, and failure to deliver a such notice will be deemed approval of the Tax Return and Statement by Holdings. Holdings and AT&T will negotiate and attempt to resolve in good faith any issue described in such notice from Cablevision Parent with respect to its review of such Tax Returns and Statement.

                   (iii) In the event the parties are unable to resolve any dispute within ten days following the delivery of Holdings' notice of disapproval of a Tax Return and Statement pursuant to Section 9.09(e)(ii), the matters in dispute will be resolved pursuant to
         Section 9.09(e)(viii) (the "Tax Arbitrator Procedure"). If the dispute is not resolved before five Business Days prior to the due date (including extensions) for the filing of the Tax Return in question, then AT&T may file such Tax Return in the manner it deems reasonable and without Holdings' consent. However, notwithstanding the filing of such Tax Return, the amount of Taxes for which Holdings is responsible under this Agreement with respect to the matter(s) in dispute will be as determined by agreement of the parties or by the Tax Arbitrator Procedure.

                   (iv) Not later than (A) five Business Days before the due date for the payment of Taxes with respect to such Tax Return, and (B) if later than the date specified in (A), in the event of a dispute, five Business Days after notice to Holdings of resolution thereof pursuant to agreement of the parties or determination under the Tax Arbitrator Procedure, Holdings will pay to AT&T an amount equal to the Taxes shown on the Statement (or otherwise determined by agreement of the parties or the Tax Arbitrator Procedure) as being the responsibility of Holdings under this Agreement.

                   (v) Whenever any taxing authority sends a notice of an audit, initiates an examination of CSC MA or any CSC Subsidiary, or otherwise asserts a claim, makes an assessment or disputes the amount of Taxes for any Pre-Closing Tax Period, regardless of whether such claim also involves or disputes the amount of Taxes for a taxable period ending after the Closing Date, AT&T will promptly inform Holdings, and Holdings will have the right to control (including control over whether and in what manner to settle, compromise or abandon (in each case, to "Voluntarily

         Discharge," and each such action a "Voluntary Discharge")), at its own cost, any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute. If requested by Holdings, AT&T will execute or cause to be executed powers of attorney or other documents necessary to enable Holdings and Cablevision Parent to control such proceeding. Whenever any taxing authority sends a notice of an audit, initiates an examination of CSC MA or any CSC Subsidiary or otherwise asserts a claim, makes an assessment or disputes the amount of Taxes for any taxable period ending after the Closing, Holdings will promptly inform AT&T. AT&T will have the right to control (including control over whether and in what manner to settle, compromise or abandon (in each case, to "Voluntarily Discharge", and in each case, a "Voluntary Discharge")), at its own cost, any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute. If requested by AT&T, Holdings will execute or cause to be executed powers of attorney or other documents necessary to enable AT&T to control such proceedings.

                   (vi) In the event that AT&T settles, compromises or abandons a Tax claim, assessment or dispute which Holdings believes, in good faith, has an adverse impact on a taxable period the Taxes for which Holdings is liable or responsible under this Agreement, then Holdings may request that the extent to which AT&T Voluntarily Discharged such proceeding in a manner which created excessive Tax liability for which Holdings is responsible under this Agreement be determined by the Tax Arbitrator Procedure, and Holdings' obligation to indemnify AT&T will be reduced to the extent that any amount is determined to represent an excessive Voluntary Discharge of liability as a result of such Tax Arbitrator Procedure.

                   (vii) In the event that Cablevision Parent or Holdings settles, compromises or abandons a Tax claim, assessment or dispute which AT&T believes, in good faith, has an adverse impact on a taxable period the Taxes for which AT&T is liable or responsible under this Agreement, then AT&T may request that the extent to which Cablevision Parent or Holdings Voluntarily Discharged such proceeding in a manner which created excessive Tax liability for the period for which AT&T is responsible under this Agreement be determined by the Tax Arbitrator Procedure, and AT&T's obligation to indemnify Cablevision Parent and Holdings will be reduced to the extent that any amount is determined to represent an excessive Voluntary Discharge of liability as a result of such Tax Arbitrator Procedure. In the event Cablevision Parent or Holdings settles, compromises or abandons a tax claim, assessment or dispute which AT&T believes, in good faith, has an adverse impact on a taxable period ending after the Closing Date, then AT&T may request that the extent to which Cablevision Parent or Holdings Voluntarily Discharged such proceeding in a manner that created excessive Tax liability for the taxable period ending after the Closing Date be determined by the Tax Arbitrator Procedure, and Holdings will immediately pay such excessive Tax liability to AT&T.

                   (viii) The Tax Arbitrator Procedure will be as described in this Section 9.09(e)(viii). If a matter is to be determined by the Tax Arbitrator Procedure, Holdings and AT&T will attempt to jointly select a public accounting firm or law firm with recognized tax expertise to resolve the dispute. If they cannot agree on the selection of a single firm for this purpose within ten Business Days after a party initiates the Tax Arbitrator Procedure, then Holdings and AT&T will each select an arbitrator and those two arbitrators will select a third arbitrator. The arbitrators will make written determinations, and the determination of the arbitrator who finds an amount which is neither the highest nor the lowest amount found by any of the three arbitrators will be final and will be binding upon all parties. If two of the three, or all three arbitrators agree on an amount, then that amount will be final and binding upon the parties. The fees and disbursements of the tax arbitrator(s) shall be allocated between AT&T and Holdings in the same proportion that the aggregate amount of any disputed items submitted to the Tax Arbitrator Procedure that are unsuccessfully disputed by each (as finally determined by the Tax Arbitrator Procedure) bears to the total amount of any disputed items so submitted. AT&T and Holdings shall, and Holdings shall cause Cablevision Parent to, make readily available to the tax arbitrator(s) all relevant books and records and any work papers relating to the disputed Taxes and all other items reasonably requested by the tax arbitrator.

                   (ix) Holdings and AT&T will cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Agreement, and any audit, litigation or other proceeding with respect to Taxes. Such cooperation will include the retention and (upon the other party's reasonable request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Holdings agrees (A) to retain all books and records that it has with respect to Tax matters pertinent to CSC MA and any CSC Subsidiary relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by AT&T, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give AT&T reasonable written notice prior to transferring, destroying or discarding any such books and records and, if AT&T so requests, Holdings will allow the other party to take possession of such books and records.

                   (x) AT&T and Holdings further agree, upon request, to use commercially reasonable efforts to obtain any certificate, waiver or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed upon AT&T, Holdings, Cablevision Parent or any of their respective affiliates in connection with the transactions contemplated by this Agreement or the operations of CSC MA or any CSC Subsidiary.

10.  SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER
     AGREEMENTS; INDEMNIFICATION.

         10.01 Survival of Representations, Warranties, Covenants and Other Agreements. All representations, warranties, covenants and agreements (other than the covenants and agreements which by their terms are to be performed after the Closing Date, including, without limitation, the covenants set forth in
Section 9.04(b) hereof) made by the Cablevision Entities and the AT&T Entities in this Agreement shall survive the Closing for a period of six months, and shall thereafter terminate, except that Section 3.06(d) shall survive the Closing for a period of two years and Sections 3.01(b), 3.05, 3.06(a), 4.07(a),
4.14 and 5.06 shall survive until 30 days after the expiration of the applicable statute of limitations periods. Covenants and agreements to be performed by their terms following the Closing Date shall survive in accordance with their terms. Notwithstanding the foregoing, the limitations on survival shall not apply to Holdings' indemnity with respect to Excluded Liabilities or AT&T's indemnity with respect to Liabilities.

         10.02 Indemnification by Holdings.

                   (a) Indemnity. Subject to Section 10.01, following the Closing, Holdings agrees to indemnify, defend and hold harmless AT&T, its affiliates and its respective shareholders, directors, officers, partners, employees, agents, successors and assigns (a "Cablevision Indemnified Party"), from and against all losses, damages, liabilities, deficiencies or obligations, including, without limitation, all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal fees) (collectively, "Losses") to which they may become subject as a direct result of (i) the Excluded Liabilities, (ii) any and all misrepresentations or breaches of a representation or warranty of the Cablevision Entities herein or the nonperformance or breach of any covenants or agreements of the Cablevision Entities contained herein, or (iii) the ownership and operation of the Assets and the CATV Business before the Closing. Any notice of a claim for indemnification pursuant to Section 10.02(a)(ii) must be made in writing prior to the expiration or termination of the applicable representation, warranty, covenant or agreement under
         Section 10.01.

                   (b) Payment. Any obligations of Holdings under the provisions of this Article 10 shall be paid in cash promptly to a Cablevision Indemnified Party by Holdings and shall represent a retrospective adjustment to the Common Stock Consideration. The amount of such payment (and adjustment) shall be equal to the amount of the Loss incurred by the Cablevision Indemnified Party on account of the matter for which indemnification is required hereunder less any payments made or to be made to the Cablevision Indemnified Party under any insurance, indemnity or similar policy or arrangement. Notwithstanding anything contained herein to the contrary, the indemnification provided above in
         Section 10.02(a)(ii) shall not apply: (i) to misrepresentations or breaches of representations or warranties of the Cablevision Entities or the nonperformance or breach of any of the covenants or agreements of the Cablevision Entities (other than any nonperformance or breach of the Cablevision Special Indemnity Covenants (as defined below)) until after the aggregate of all such amounts subject to indemnification or payment (as a result of such misrepresentation, breach or nonperformance by the Cablevision Entities) by Holdings under this Section 10.02(b)(i) (and excluding any amounts attributable to any nonperformance or breaches of the Cablevision Special Indemnity Covenants) and by the Cablevision Sellers under Section 10.02(b)(i) of the Exchange Agreement (and excluding any amounts attributable to any nonperformance or breaches of the Cablevision Special Indemnity Covenants thereunder) exceeds $9,000,000 and shall only apply to amounts above $9,000,000; and (ii) to the nonperformance or breach between the date hereof and the Closing Date of any of the covenants or agreements of the Cablevision Entities set forth in Sections 5.01(a) through (g), 5.01(h)(i) through (viii), 5.01(h)(xi) (as applied to agreements to do any matters in Section 5.01(h)(i) through (viii)) and 5.03(a) (the "Cablevision Special Indemnity Covenants") until after the aggregate of all such amounts subject to indemnification or payment (as a result of the nonperformance or breach of the Cablevision Special Indemnity Covenants) under this Section 10.02(b)(ii) and Section 10.02(b)(ii) of the Exchange Agreement exceeds $250,000 and shall only apply to amounts above $250,000; provided, that in the event a claim arises with respect to an item covered by both Section 10.02(b)(i) and Section 10.02(b)(ii), the $9,000,000 threshold shall apply to the claim under
         Section 10(b)(i) and the $250,000 threshold shall apply to the claim under Section 10.02(b)(ii), without duplication. The maximum aggregate amount that Holdings and its Affiliates will be required to pay under this Section 10.02 and under Section 10.02 of the Exchange Agreement in respect of all claims by all parties under both agreements is $90,000,000. Notwithstanding the preceding, neither the minimum nor maximum limits specified in this Section 10.02 will apply to the indemnity with respect to Excluded Liabilities, Taxes or the obligation to pay post-Closing adjustments pursuant to Section 2.11 and the maximum $90,000,000 limit specified in this Section 10.02 shall not apply to claims under Section 5.01(h)(ii).

                   (c) Sole Remedy. In no event will a claim to be indemnified by the Cablevision Sellers under the Exchange Agreement be entitled to indemnification by Holdings under this Agreement. AT&T further acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any misrepresentation or breach of the representations and warranties of the Cablevision Entities herein or the nonperformance or breach of any covenants or agreements of the Cablevision Entities herein (other than covenants or agreements which by their terms are to be performed after the Closing Date) shall be pursuant to the indemnification provisions set forth in this Section
         10.02. In furtherance of the foregoing, AT&T hereby waives, from and after the Closing, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against Holdings and its affiliates relating to the subject matter of this Agreement arising under or based upon any federal, State, local or foreign statute, Law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article 10 and Article 10 under the Exchange Agreement and except for its right to seek another remedy under Section 9.06).

         10.03 Indemnification by AT&T.

                   (a) Indemnity. Subject to Section 10.01, following the Closing, AT&T agrees to indemnify, defend and hold harmless Holdings, its affiliates and its respective shareholders, directors, officers, partners, employees, agents, successors and assigns (an "AT&T Indemnified Party"), from and against all Losses to which they may become subject as a direct result of (i) any and all misrepresentations or breaches of a representation or warranty of the AT&T Entities herein or the nonperformance or breach of any covenants or agreements of the AT&T Entities contained herein, (ii) the Liabilities and (iii) ownership and operation of the Assets and the CATV Business after the Closing. Any notice of a claim for indemnification pursuant to Section 10.03(a)(i) must be made in writing prior to the expiration or termination of the applicable representation, warranty, covenant or agreement under Section 10.01.

                   (b) Payment. Any obligations of AT&T under the provisions of this Article 10 shall be paid promptly in cash to an AT&T Indemnified Party by AT&T in cash and shall represent a retrospective adjustment to the Common Stock Consideration. The amount of such payment (and adjustment) shall be equal to the amount of the Loss incurred by the AT&T Indemnified Party on account of the matter for which indemnification is required hereunder less any payments made or to be made to the AT&T Indemnified Party under any insurance, indemnity or similar policy or arrangement. Notwithstanding anything contained herein to the contrary, the indemnification provided above in Section 10.03(a)(ii) shall not apply: (i) to misrepresentations or breaches of representations or warranties of the AT&T Entities or the nonperformance or breach of any of the covenants or agreements of the AT&T Entities (other than any nonperformance or breach of the AT&T Special Indemnity Covenants (as defined below)) until after the aggregate of all amounts subject to indemnification or payment (as a result of such misrepresentation, breach or nonperformance by the AT&T Entities) by AT&T under this Section 10.03(b)(i) (and excluding any amounts attributable to any nonperformance or breaches of the AT&T Special Indemnity Covenants) and by the AT&T Sellers and any AT&T Designated Subsidiary (if applicable) under Section 10.03(b)(i) of the Exchange Agreement (and excluding any amounts attributable to any nonperformance or breach of the AT&T Special Indemnity Covenants thereunder) exceeds $9,000,000 and shall only apply to amounts above $9,000,000, and (ii) to the nonperformance or breach between the date hereof and the Closing Date of any of the covenants or agreements of the AT&T Entities set forth in Sections 5.02 and Section 5.03(b) (the "AT&T Special Indemnity Covenants") until after the aggregate of all such amounts subject to indemnification or payment (as a result of the nonperformance or breach of the AT&T Special Indemnity Covenants) under this Section 10.03(b)(ii) and Section 10.03(b)(ii) of the Exchange Agreement exceeds $250,000 and shall only apply to amounts above $250,000; provided, that in the event a claim arises with respect to an item covered by both Section 10.03(b)(i) and Section 10.03(b)(ii), the $9,000,000 threshold shall apply to the claim under Section 10.03(b)(i) and the $250,000 threshold shall apply to the claim under Section 10.03(b)(ii), without duplication. The maximum aggregate amount that AT&T and its Affiliates will be required to pay under this Section
         10.03 and under Section

         10.03 of the Exchange Agreement in respect of all claims by all parties under both agreements is $90,000,000. Notwithstanding the preceding, neither the minimum nor maximum limits specified in this Section will apply to the indemnity with respect to Liabilities, Taxes or the obligation to pay post-Closing adjustments pursuant to Section 2.11.

                   (c) Sole Remedy. In no event will a claim to be indemnified by the AT&T Sellers and any AT&T Designated Subsidiary (if applicable) under the Exchange Agreement be entitled to indemnification by AT&T under this Agreement. Holdings further acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any misrepresentation or breach of the representations and warranties of the AT&T Entities herein or the nonperformance or breach of any covenants or agreements of the AT&T Entities herein (other than covenants or agreements which by their terms are to be performed after the Closing Date) shall be pursuant to the indemnification provisions set forth in this Section 10.03. In furtherance of the foregoing, Holdings hereby waives, from and after the Closing, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against AT&T and its affiliates relating to the subject matter of this Agreement arising under or based upon any federal, State, local or foreign statute, Law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article 10 and Article 10 under the Exchange Agreement and except for its right to seek another remedy under Section 9.06).

         10.04 Third-Party Claims. If any claim ("Asserted Claim") covered by the foregoing indemnities is asserted against any indemnified party ("Indemnitee"), it shall be a condition to the obligations under this Article that Indemnitee shall promptly give the indemnifying party ("Indemnitor") notice thereof in accordance with Section 13.06. The failure to give such prompt notice will not relieve Indemnitor of its indemnity obligations hereunder with respect thereto, except to the extent that Indemnitor is materially prejudiced by such failure. Indemnitee shall give Indemnitor an opportunity to control negotiations toward resolution of such claim without the necessity of litigation, and, if litigation ensues, to defend the same with counsel reasonably acceptable to Indemnitee, at Indemnitor's expense, and Indemnitee shall extend reasonable cooperation in connection with such defense. If Indemnitor fails to assume control of the negotiations prior to litigation or to defend such action within a reasonable time, Indemnitee shall be entitled, but not obligated, to assume control of such negotiations or defense of such action, and Indemnitor shall be liable to Indemnitee for its expenses reasonably incurred in connection therewith, which Indemnitor shall promptly pay. Neither Indemnitor nor Indemnitee shall settle, compromise, or make any other disposition of any Asserted Claims that would or might result in any liability to Indemnitee or Indemnitor, respectively, under this Article 10 without the written consent of Indemnitee or Indemnitor, respectively, which shall not be unreasonably withheld. In addition, Indemnitor will not settle, compromise or make any other disposition of any Asserted Claim unless (a) such settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff to Indemnitee of a release from all liability with respect to such Asserted Claim, (b) injunctive or other equitable relief would not be imposed against Indemnitee as a result thereof, or (c) such settlement or compromise would not increase the liability of Indemnitee for the payment of any Tax for any period.

11.  FURTHER ASSURANCES.

         From time to time after the Closing, each party will execute and deliver such other instruments of conveyance and transfer, fully cooperate with the other party and take such other actions as the other party reasonably may request to effect the purposes and intent of this Agreement.

12.  CLOSING.

         12.01 Closing. The Closing shall take place contemporaneously with the closing of the transactions under the Exchange Agreement, at the offices of Holdings' outside counsel at 12:01 a.m., local time, on the tenth Business Day after all the conditions to Closing as provided in Articles 7 and 8 (other than deliveries or other actions to be taken at the Closing) and all the conditions to the closing of the Exchange Agreement as provided in Articles 7 and 8 thereof (other than deliveries or other actions to be taken at the closing under the Exchange Agreement) have been satisfied (or waived by the party entitled to the benefit thereto) (the "Closing Date"). At the Closing, the parties hereto shall execute and deliver all instruments and documents as shall be necessary in the reasonable opinion of counsel for the respective parties to consummate the transactions contemplated herein.

         12.02 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

              (a) at any time, by the mutual written agreement of AT&T and Holdings;

              (b) by AT&T, upon and effective as of the date of written notice to Holdings, pursuant to the termination provisions of Section 5.01(h)(ix);

              (c) by Holdings, upon and effective as of the date of written notice to AT&T, pursuant to the termination provisions of Section 5.04(i);

              (d) by Holdings, upon and effective as of the date of written notice to AT&T, pursuant to the termination provisions of Section 9.03;

              (e) by Holdings or AT&T, upon written notice to the other, if the Closing has not occurred prior to April 18, 2001 (the "Outside Closing Date"), for any reason other than a material breach or default by such party or its affiliates of their respective covenants, agreements or other obligations under this Agreement; or

              (f) by Holdings or AT&T upon the termination of the Exchange Agreement in accordance with its terms for any reason other than a material breach or default by such party or any of its affiliates of their respective covenants, agreements or other obligations under the Exchange Agreement.

         12.03 Remedies Upon Default. Termination of this Agreement under
Section 12.02 (b) through (f) will not impair any remedies any party may have with respect to the breach by any of the other parties of their respective obligations under this Agreement. Notwithstanding a party's right to pursue remedies for breach of contract upon termination of this Agreement in accordance with Section 12.02, no remedies for breaches of representations and warranties will be available if this Agreement is terminated in accordance with Section 12.02.

13.  MISCELLANEOUS.

         13.01 Amendments; Waivers. This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision. Any condition to the performance of any party hereto which may legally be waived at or prior to the Closing may be waived in writing at any time by the party or parties entitled to the benefit thereof.

         13.02 Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties and supersedes any and all prior agreements, memoranda, arrangements and understandings relating to the subject matter hereof other than the Confidentiality Agreement referred to in Section 5.03(a) and 5.03(b), the Exchange Agreement and the Registration Rights Agreement and any other agreement or document executed on or prior to the date of this Agreement that expressly refers to this Section 13.02. No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement, and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein.

         13.03 Cablevision Name. The parties agree that Holdings and its affiliates shall retain the right to use the names "Cablevision," "Cablevision Systems," "Optimum," "Optimum Cable," "Optimum TV" or any and all derivations thereof and after the Closing, AT&T shall remove or delete the names "Cablevision," "Cablevision Systems," "Optimum," "Optimum Cable," "Optimum TV" or any and all derivations thereof from the Assets as soon as reasonably practicable but in any event by the 120th day following the Closing. From and after the 120th day following the Closing, Holdings and its affiliates shall retain all of their right, title and interest in and to the names "Cablevision," "Cablevision Systems," "Optimum," "Optimum Cable," "Optimum TV" and any and all derivations thereof. Notwithstanding the foregoing, nothing in this Section
13.03 will require any party to remove or discontinue using any such name or mark that is affixed to converters or other items in or to be used in consumer homes or properties, or as are used in a similar fashion making such removal or discontinuation impracticable.

         13.04 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto; provided, however, any party may assign any or all of its rights or obligations under this

Agreement to any Person that is a wholly owned subsidiary of such party; but only if such assignment will not give rise to any material requirements for additional required consents, and will not, in the reasonable judgment of the other party, delay the Closing or affect the tax treatment of the Merger. No assignment will relieve an assigning party of its agreements and obligations hereunder. Notwithstanding the foregoing, Holdings will not, directly or indirectly, sell, convey, transfer or otherwise dispose of all or substantially all of its assets (in one transaction or a series of related transactions) to any Person, or liquidate or dissolve unless in connection with such transaction the obligations of Holdings under this Agreement are assumed in writing by either (a) the Person that acquires or succeeds to all or substantially all of Holdings' assets or (b) Cablevision Systems Corporation.

         13.05 Construction; Counterparts. The Article and Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

         13.06 Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been duly given to a party when delivered in person, faxed (with confirmation) or three Business Days after such notice is enclosed in a properly sealed envelope, certified or registered, and deposited (postage and certification or registration prepaid) in a post office or collection facility regularly maintained by the United States Postal Service, or one Business Day after delivery to a nationally recognized overnight courier service, and addressed as follows:

         If to Holdings or any other Cablevision Entity:

                                         c/o Cablevision Systems Corporation
                                         1111 Stewart Avenue
                                         Bethpage, New York 11714
                                         Telephone:  (516) 803-2300
                                         Facsimile:  (516) 803-2577
                                         Attention:  General Counsel

         copies to:                      Cablevision Systems Corporation
                                         1111 Stewart Avenue
                                         Bethpage, New York 11714
                                         Telephone:  (516) 803-2300
                                         Facsimile:  (516) 803-2577
                                         Attention:  General Counsel

                                                      and

                                         Sullivan & Cromwell
                                         125 Broad Street
                                         New York, New York 10004
                                         Telephone:  (212) 558-4000
                                         Facsimile:  (212) 558-3588
                                         Attention:  John P. Mead

         If to AT&T or any other AT&T Entity:

                                         c/o AT&T Broadband & Internet Services
                                         9197 Peoria Street
                                         Englewood, Colorado 80112
                                         Telephone:  (720) 875-4723
                                         Facsimile:  (720) 875-5396
                                         Attention:  Carol O'Keeffe

                                         AT&T Corp.
                                         295 North Maple Avenue
                                         Basking Ridge, NJ  07920
                                         Attention:  Marilyn Wasser, Esq.
                                         Corporate Secretary
                                         Telephone:  (908) 221-6600
                                         Facsimile:  (908) 221-6618

         copies to:                      Sherman & Howard L.L.C.
                                         633 17th Street, Suite 3000
                                         Denver, Colorado 80202
                                         Telephone:  (303) 299-8134
                                         Facsimile:  (303) 298-0940
                                         Attention:  Arlene S. Bobrow, Esq.

Any party may change its address for the purpose of notice by giving notice in accordance with the provisions of this Section 13.06.

         13.07 Expenses of the Parties. Except as otherwise provided herein, all expenses incurred by or on behalf of the parties hereto in connection with the authorization, preparation and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the authorization, preparation, execution and consummation of this Agreement shall be borne solely by Holdings, in the case of all such items incurred by the Cablevision Entities, or by AT&T, in the case of all such items incurred by the AT&T Entities.

         13.08 Non-Recourse. No partner, officer, director, shareholder or other holder of an ownership interest of or in any party to this Agreement shall have any personal liability in respect of any such party's obligations under this Agreement by reason of his or its status as such partner, officer, director, shareholder or other holder.

         13.09 Third Party Beneficiary. This Agreement is entered into only for the benefit of the parties and their respective successors and assigns, and nothing hereunder shall be deemed to constitute any person a third party beneficiary to this Agreement except as expressly provided to the contrary in
Article 10.

         13.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF NEW YORK.

         13.11 Press Releases. No press release or other public information relating to the purchase and sale contemplated in this Agreement shall be made or disclosed by any party hereto without the consent of the other parties; provided, however, that any party may disclose such information if reasonably deemed to be required by law by the legal counsel for such party; and provided, further, that such party shall notify the other as soon as reasonably practicable prior to the issuance of such press release.

         13.12 Severability. If any provision of this Agreement is finally determined to be illegal, void or unenforceable, such determination shall not, of itself, nullify this Agreement, which shall continue in full force and effect subject to the conditions and provisions hereof.

         13.13 Late Payments. If either party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at Prime Rate plus 2%, adjusted as and when changes in the Prime Rate are made; provided, that this Section 13.13 shall not relieve any party from any responsibility or liability for any breach of this Agreement.


                            (SIGNATURE PAGE FOLLOWS)


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     CSC HOLDINGS, INC.


                                     By: /s/ William J. Bell
                                         ---------------------------------
                                           Name:   William J. Bell
                                           Title:  Vice Chairman

                                     CABLEVISION OF MASSACHUSETTS, INC.


                                     By: /s/ William J. Bell
                                         ---------------------------------
                                           Name:   William J. Bell
                                           Title:  Vice Chairman

                                     AT&T CORP.


                                     By: /s/ Daniel Somers
                                         ---------------------------------
                                           Name:   Daniel Somers
                                           Title:  Senior Executive Vice
                                                   President

                                     AT&T CSC, INC.


                                     By: /s/ Daniel Somers
                                         ---------------------------------
                                           Name:   Daniel Somers
                                           Title:  President


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